Exhibit 4.24

PRIMUS TELECOMMUNICATIONS HOLDING, INC.,

as Issuer

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED,

as Guarantor

$200,000,000

5.00% EXCHANGEABLE SENIOR NOTES DUE 2009

INDENTURE

Dated as of June 28, 2006

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

CROSS-REFERENCE TABLE*

Trust Indenture Act Section		Indenture Section
310	(a)(1)	5.11
	(a)(2)	5.11
	(a)(3)	n/a
	(a)(4)	n/a
	(a)(5)	5.11
	(b)	5.3; 5.11
	(c)	n/a

311	(a)	5.12
	(b)	5.12
	(c)	n/a

312	(a)	2.10
	(b)	14.3
	(c)	14.3

313	(a)	5.7
	(b)(1)	n/a
	(b)(2)	5.7
	(c)	5.7; 14.2
	(d)	5.7

314	(a)(1), (2), (3)	9.6; 14.6
	(a)(4)	9.6; 9.7; 14.6
	(b)	n/a
	(c)(1)	14.5
	(c)(2)	14.5
	(c)(3)	n/a
	(d)	n/a
	(e)	14.6
	(f)	n/a

315	(a)	5.1	(a)
	(b)	5.6; 14.2
	(c)	5.1	(b)
	(d)	5.1	(c)
	(e)	4.14

“n/a” means not applicable.

*	This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

i

Trust Indenture Act Section		Indenture Section
316	(a)(last sentence)	2.13
	(a)(1)(A)	4.5
	(a)(1)(B)	4.4
	(a)(2)	n/a
	(b)	4.7
	(c)	7.4

317	(a)(1)	4.8
	(a)(2)	4.9
	(b)	2.5

318	(a)	14.1
	(b)	n/a
	(c)	14.1

ii

i

Section 14.13	Legal Holidays	92
Section 14.14	Recourse Against Others	93
Section 14.15	Force Majeure	93

EXHIBITS:
EXHIBIT A:	Form of Note
EXHIBIT B:	Transfer Certificate

v

INDENTURE, dated as of June 28, 2006 between PRIMUS TELECOMMUNICATIONS HOLDING, INC., a corporation duly organized and existing under the laws of the State of Delaware, having its principal office at 7901 Jones Branch Drive, Suite 900, McLean, VA 22102 (the “Issuer”), PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED, a corporation duly organized and existing under the laws of the State of Delaware, having its principal office at 7901 Jones Branch Drive, Suite 900, McLean, VA 22102 (the “Parent”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, having a corporate trust office at 100 Wall Street, Suite 1600, New York, New York 10005, as Trustee (the “Trustee”).

RECITALS OF THE ISSUER AND PARENT

The Issuer has duly authorized the creation of an issue of its 5.00% Exchangeable Senior Notes due 2009 (the “Notes”) of substantially the tenor and amount hereinafter set forth, and to provide therefor the Issuer has duly authorized the execution and delivery of this Indenture.

The Parent has duly authorized the Parent Guarantee (as defined herein).

All things necessary to make the Notes, when the Notes are executed by the Issuer and authenticated and delivered hereunder and duly issued by the Issuer, the valid obligations of the Issuer, and to make this Indenture a valid agreement of the Issuer and the Parent, in accordance with their and its terms, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1 Definitions.

For all purposes of this Indenture and the Notes, the following terms are defined as follows:

“2009 Repurchase Date” has the meaning specified in Section 11.4(a) hereof.

“2009 Repurchase Notice” has the meaning specified in Section 11.5 hereof.

“2009 Repurchase Price” has the meaning specified in Section 11.4(a) hereof.

“2009 Repurchase Right” has the meaning specified in Section 11.4(a) hereof.

“Act”, when used with respect to any Holder of a Note, has the meaning specified in Section 14.4(a) hereof.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control”, when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Consideration” has the meaning specified in Section 12.11 hereof.

“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Note or beneficial interest therein, the rules and procedures of the Depositary for such Note, in each case to the extent applicable to such transaction and as in effect from time to time.

“Auto-Conversion” has the meaning specified in Section 12.13(a) hereof.

“Auto-Conversion Date” means the date on which an Auto-Conversion is deemed effective under this Indenture.

“Auto-Conversion Notice” has the meaning specified in Section 12.13(b) hereof.

“Bankruptcy Law” means Title 11 of the U.S. Code, as amended, or any similar federal or state law for the relief of debtors.

“Board of Directors” means either the board of directors of the Issuer or the Parent, as the case may be, or any committee of that board empowered to act for it with respect to this Indenture.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Issuer or the Parent, as the case may be, to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day”, when used with respect to any Place of Payment or Place of Conversion, means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that Place of Payment or Place of Conversion, as the case may be, are authorized or obligated by law or executive order to close.

“Capitalized Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether now outstanding or issued after the date of this Indenture, including, without limitation, all common stock and preferred stock.

“Change of Control” means the occurrence of any of the following after the original issuance of the Notes:

(1) a “person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) becomes the ultimate “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of the then outstanding Voting Stock of the Parent on a fully diluted basis;

(2) individuals who at the beginning of any period of two consecutive calendar years constituted the Board of Directors of the Parent (together with any directors who are members of the Board of Directors on the date hereof and any new directors whose election by the Board of Directors or whose nomination for election by the Parent’s stockholders was approved by a vote of at least two- thirds of the members of the Board of Directors then still in office who either were members of the Board of Directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of such board of directors then in office;

(3) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Parent and its Subsidiaries taken as a whole to any such “person” or “group” (other than to the Parent or a Subsidiary);

(4) the merger or consolidation of the Parent with or into another corporation or the merger of another corporation with or into the Parent with the effect that immediately after such transaction any such “person” or “group” of persons or entities shall have become the beneficial owner of securities of the surviving corporation of such merger or consolidation representing a majority of the total voting power of the then outstanding Voting Stock of the surviving corporation; or

(5) the adoption of a plan relating to the liquidation or dissolution of the Parent or the Issuer.

provided, however, that a Change of Control shall not be deemed to have occurred if the closing sales price per share of the Common Stock for any five Trading Days within the period of 10 consecutive Trading Days ending immediately after the later of the Change of Control or the public announcement of the Change of Control, in the case of a Change of Control under clause (1) above, or the period of 10 consecutive Trading Days ending immediately before the Change of Control, in the case of a Change of Control under clause (2), (3), (4) or (5) above, shall equal or exceed 110% of the Conversion Price of the Notes in effect on each such Trading Day.

“Change of Control Repurchase Date” has the meaning specified in Section 11.1 hereof.

“Change of Control Repurchase Notice” has the meaning specified in Section 11.3 hereof.

“Change of Control Repurchase Price” has the meaning specified in Section 11.1 hereof.

“Change of Control Repurchase Right” has the meaning specified in Section 11.1 hereof.

“Closing Date” means June 28, 2006.

“Closing Price” of any security on any date of determination means:

(1) the closing sale price (or, if no closing sale price is reported, the last reported sale price) of such security on the New York Stock Exchange on such date;

(2) if such security is not listed for trading on the New York Stock Exchange on any such date, the closing sale price as reported in the composite transactions for the principal U.S. securities exchange on which such security is so listed;

(3) if such security is not so listed on a U.S. national or regional securities exchange, the closing sale price as reported by the Nasdaq National Market or Nasdaq Capital Market;

(4) if such security is not so reported, the last quoted bid price for such security in the over-the-counter market as reported by the National Quotation Bureau or similar organization; or

(5) if such bid price is not available, the average of the mid-point of the last bid and ask prices of such security on such date from at least three nationally recognized independent investment banking firms retained for this purpose by the Issuer.

“Closing Price Condition” has the meaning specified in Section 2.1 hereof.

“Common Stock” means any stock of any class of the Parent which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Parent and which is not subject to redemption by the Parent. However, subject to the provisions of Section 12.11 hereof, shares issuable on Conversion of Notes shall include only shares of the class designated as Common Stock, par value $.01 per share, of the Parent at the date of execution of this Indenture or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Parent and which are not subject to redemption by the Parent; provided that, if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

“Common Stock Restrictive Legend” has the meaning specified in Section 2.7(f) hereof.

“Conversion”, when used with reference to the Notes, shall mean and include each of a voluntary conversion or an Auto-Conversion.

“Conversion Agent” means any Person authorized by the Issuer to convert Notes in accordance with Article 12 hereof.

“Conversion Date” means the date on which a Conversion is deemed effective under this Indenture.

“Conversion Price” has the meaning specified in Section 12.1 hereof.

“Corporate Trust Office” means for purposes of presentation or surrender of Notes for payment, registration, transfer, exchange or Conversion or for service of notices or demands upon the Issuer and for all other purposes under this Indenture, the office of the Trustee located in The City of New York at which at any particular time its corporate trust business shall be administered (which at the date of execution of this Indenture is located at 100 Wall Street, Suite 1600, New York, New York 10005) Attention: Corporate Trust Services.

“Corporation” means corporations, associations, limited liability companies, companies and business trusts.

“Currency Agreement” means any foreign exchange contract, currency swap agreement and any other arrangement and agreement designed to provide protection against fluctuations in currency values.

“Current Market Price” has the meaning set forth in Section 12.4(g)(1) hereof.

“Custodian” means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

“Default” means an event which is, or after notice or lapse of time or both would be, an Event of Default.

“Defaulted Interest” has the meaning specified in Section 2.17 hereof.

“Depositary” means The Depository Trust Company, its nominees and their respective successors.

“Dollar”, “U.S. Dollar” or “U.S. $” means a dollar or other equivalent unit in such coin or currency of the United States as at the time shall be legal tender for the payment of public and private debts.

“DTC” has the meaning specified in Section 2.1 hereof.

“DTC Participants” has the meaning specified in Section 2.8(a) hereof.

“Effective Date” has the meaning specified in Section 12.4(m) hereof.

“Event of Default” has the meaning specified in Section 4.1 hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Expiration Time” has the meaning specified in Section 12.4(f) hereof.

“fair market value” has the meaning set forth in Section 12.4(g)(iii)(2) hereof.

“Global Note” has the meaning specified in Section 2.2 hereof.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “guarantee” will not include endorsements for collection or deposit in the ordinary course of business. The term “guarantee” used as a verb has a corresponding meaning.

“Guaranteed Obligations” has the meaning specified in Section 13.1 hereof.

“Holder”, when used with respect to any Note, means the Person in whose name the Note is registered in the Register.

“Indebtedness” means, with respect to any Person at any date of determination (without duplication):

(1) all indebtedness of such Person for borrowed money;

(2) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto);

(4) all obligations of such Person as lessee under Capitalized Leases;

(5) all Indebtedness of other Persons secured by a lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness,

(6) all Indebtedness of other Persons guaranteed by such Person to the extent such Indebtedness is guaranteed by such Person; and

(7) to the extent not otherwise included in this definition, obligations under Currency Agreements and Interest Rate Protection Agreements.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation; provided (i) that the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP and (ii) that Indebtedness shall not include any liability for federal, state, local or other taxes.

“Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

“Interest Payment Date” means each of June 30 and December 30, beginning December 30, 2006.

“Interest Payment Notice” has the meaning specified in Section 2.1 hereof.

“Interest Payment Notice Date” has the meaning specified in Section 2.1 hereof.

“Interest Payment Shares” has the meaning specified in Section 2.1 hereof.

“Interest Rate Protection Agreement” means interest rate swap agreements, interest rate cap agreements, interest rate insurance, and other arrangements and agreements designed to provide protection against fluctuations in interest rates.

“Issuer” means the Person named the Issuer in the first paragraph of this Indenture, until a successor Person shall have come such pursuant to the applicable provisions of this Indenture, and thereafter “Issuer” shall mean such person.

“Issuer Order” means a written request or order signed in the name of the Issuer by an Officer of the Issuer, and delivered to the Trustee.

“Legend” has the meaning specified in Section 2.7(f) hereof.

“Make-Whole Conversion Price” has the meaning specified in Section 12.4(m) hereof.

“Maturity” means the date on which the principal of such Notes becomes due and payable as therein or herein provided, whether at the Stated Maturity or by acceleration, Conversion, upon Redemption, exercise of a Change of Control Repurchase Right, exercise of a 2009 Repurchase Right or otherwise.

“Nasdaq Capital Market” means the National Association of Securities Dealers Automated Quotation Capital Market or any successor securities exchange or automated over-the-counter trading market in the United States.

“Nasdaq National Market” means the National Association of Securities Dealers Automated Quotation National Market or any successor national securities exchange or automated over-the-counter trading market in the United States.

“New Equity Requirement” has the meaning specified in Section 11.4(b) hereof.

“Non-Electing Share” has the meaning specified in Section 12.11 hereof.

“Non-Stock Change of Control” has the meaning specified in Section 12.4(m) hereof.

“Non-Stock Change of Control Notice” has the meaning specified in Section 12.4(m) hereof.

“Notes” has the meaning ascribed to it in the first paragraph under the caption “Recitals of the Issuer and the Parent.”

“Obligors” means the Parent together with the Issuer.

“Officer” of the Issuer or the Parent, as the case may be, means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer, an Assistant Treasurer, any Vice President, the Secretary or an Assistant Secretary of the Issuer or the Parent, as the case may be.

“Officer’s Certificate” means a certificate signed an Officer of the Issuer or the Parent, as the case may be, and delivered to the Trustee.

“Opinion of Counsel” means a written opinion of counsel, who may be counsel to the Issuer or the Parent (and may include directors or employees of the Issuer or the Parent) and which opinion is acceptable to the Trustee.

“Outstanding”, when used with respect to Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except Notes:

(1) previously canceled by the Trustee or delivered to the Trustee for cancellation;

(2) converted into Common Stock in accordance with the provisions of this Indenture;

(3) for the payment of which money in the necessary amount has been previously deposited with the Trustee or any Paying Agent (other than the Issuer) in trust or set aside and segregated in trust by the Issuer (if the Issuer shall act as its own Paying Agent) for the Holders of such Notes; or

(4) which have been paid, in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands such Notes are valid obligations of the Issuer.

“Parent” means the Person named as “Parent” in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Parent” shall mean such successor Persons.

“Parent Guarantee” means the Guarantee of payment of the Notes by Parent pursuant to this Indenture.

“Paying Agent” has the meaning specified in Section 2.5 hereof.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, estate, unincorporated organization or government or any agency or political subdivision thereof.

“Physical Notes” has the meaning specified in Section 2.2 hereof.

“Place of Conversion” means any city in which any Conversion Agent is located.

“Place of Payment” means any city in which any Paying Agent is located.

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.12 hereof in exchange for or in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.

“Record Date” means either a Regular Record Date or a Special Record Date, as the case may be; provided that, for purposes of Section 12.4 hereof, Record Date has the meaning specified in Section 12.4(g)(3) hereof.

“Redemption Date,” when used with respect to any Note to be redeemed, in whole or in part, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Notice” has the meaning specified in Section 10.4 hereof.

“Redemption Price” has the meaning specified in Section 10.1 hereof.

“Reference Dealer” means a dealer engaged in the trading of convertible securities.

“Reference Period” has the meaning set forth in Section 12.4(d) hereof.

“Register” has the meaning specified in Section 2.5 hereof.

“Registrar” has the meaning specified in Section 2.5 hereof.

“Registration Rights Agreement” means the Registration Rights Agreement, dated the date hereof, among the Issuer, the Parent and the Holders party thereto.

“Regular Record Date” for the interest on the Notes payable means the June 15 or December 15 (whether or not a Business Day), as the case may be, next preceding an Interest Payment Date.

“Repurchase Date” means the Change of Control Repurchase Date or the 2009 Repurchase Date, as applicable.

“Repurchase Price” means the Change of Control Repurchase Price or the 2009 Repurchase Price, as applicable.

“Repurchase Right” means the Change of Control Repurchase Right or the 2009 Repurchase Right, as applicable.

“Responsible Officer”, when used with respect to the Trustee, means any officer of the Trustee, including any vice president, assistant vice president, assistant secretary, any assistant treasurer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Security” means a Note (or Common Stock into which such Note has been converted) required to bear the restrictive legend set forth in the form of Note set forth in Exhibit A of this Indenture.

“Restricted Subsidiary” means a Subsidiary of the Parent that is a “Restricted Subsidiary” as defined in (i) the indenture governing the 12-3/4% Senior Notes due 2009 of the Parent, (ii) the indenture governing the 8% senior notes due 2014 of the Issuer, or (iii) the $100,000,000 Term Loan Agreement among the Parent, the Issuer and various lenders named therein, dated February 18, 2005, or any replacement thereof.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Significant Subsidiary” means, at any date of determination, any Subsidiary of the Parent that, together with its Subsidiaries, (i) for the most recent fiscal year of the Parent, accounted for more than 10% of the consolidated revenues of the Parent or (ii) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of the Parent, all as set forth on the most recently available consolidated financial statements of the Parent for such fiscal year.

“Special Interest” shall have the meaning ascribed to it in the Registration Rights Agreement.

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 2.17 hereof.

“Stated Maturity” means, (i) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable and (ii) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

“Stock Price” has the meaning specified in Section 12.4(m) hereof.

“Subsidiary” means, with respect to any Person, a corporation, association or other business entity more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries, or by such Person and one or more other Subsidiaries.

“TIA” means the Trust Indenture Act of 1939 (15 U.S. Code Section 77aaa-77bbbb), as in effect on the date of execution of this Indenture; provided, however, that in the event the TIA is amended after such date, “TIA” means, to the extent required by such amendment, the Trust Indenture Act of 1939, as so amended, or any successor statute.

“Trading Day” means:

(1) if the applicable security is listed or admitted for trading on the New York Stock Exchange or another national security exchange, a day on which the New York Stock Exchange or such other national security is open for business;

(2) if the applicable security is quoted on the Nasdaq National Market or Nasdaq Capital Market, a day on which trades may be made thereon; or

(3) if the applicable security is not so listed, admitted for trading or quoted, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

“Transfer Agent” has the meaning specified in Section 2.1 hereof.

“Trigger Event” has the meaning specified in Section 12.4(d) hereof.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Trustee.

“U.S. Government Obligations” means: (1) direct obligations of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or (2) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America and which in either case, are non-callable at the option of the issuer thereof.

“Vice President”, when used with respect to the Issuer or the Parent, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president”.

“Voting Stock” means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

Section 1.2 Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms, as applied to this Indenture, have the following meanings:

“indenture securities” means the Notes;

“indenture security holder” means a Holder;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Notes means the Issuer, the Parent and any other obligor on the Notes.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

Section 1.3 Rules of Construction.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(2) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with accounting principles generally accepted in the United States prevailing at the time of any relevant computation hereunder; and

(3) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

ARTICLE 2

THE NOTES

Section 2.1 Title and Terms.

The Notes shall be known and designated as the “5.00% Exchangeable Senior Notes due 2009” of the Issuer. The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is limited to $200,000,000, except for Notes authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of other Notes pursuant to Section 2.7, Section 2.8, Section 2.12, Section 7.5, Section 10.7, Section 11.6(d) or Section 12.2 hereof. The Notes shall be issuable in denominations of $1,000 or integral multiples thereof.

The Notes shall mature on June 30, 2010.

Interest shall accrue from the Closing Date or from the most recent Interest Payment Date to which interest has been paid or duly provided for at a rate of 5.00% per annum until the principal thereof is paid or made available for payment. Interest shall be payable semiannually in arrears on June 30 and December 30 of each year, commencing December 30, 2006.

Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

To the extent that the Closing Price of the Common Stock for the three (3) Trading Day period ending on, and including, the Trading Day prior to the Interest Payment Notice Date exceeds 110% of the Closing Price of the Common Stock on June 7, 2006 (the “Closing Price Condition”), the Issuer may elect, at the sole option of the Issuer, to pay interest, in whole or in part, in shares of Common Stock (the “Interest Payment Shares”); provided, however, that interest payments shall be payable in Interest Payment Shares only if the Issuer delivers an Interest Payment Notice indicating that the interest will be paid, in whole or in part, in Interest Payment Shares; provided, further, however, that the interest payable on the Interest Payment Dates of December 30, 2006 and June 30, 2007, shall be payable only in cash. At least 15 Trading Days prior to the applicable Interest Payment Date (the “Interest Payment Notice Date”), the Issuer shall provide written notice (the “Interest Payment Notice”) to the Trustee and the Holders indicating that the interest shall be paid in Interest Payment Shares, and, if only paid in part, the amount of interest which shall be paid in Interest Payment Shares. The Interest Payment Notice shall also contain a certification that the Closing Price Condition has been satisfied as of the Interest Payment Notice Date. If any Interest Payment Shares are to be issued on an Interest Payment Date, then the Issuer shall, on the applicable Interest Payment Date, (x) provided that the Parent’s designated transfer agent (the “Transfer Agent”) is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system, or (y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to such Holder, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled. Interest Payment Shares shall be valued at the greater of (i) the Closing Price on June 7, 2006 and (ii) 95% of the average Closing Price for the Common Stock for the three Trading Day period ending on the Trading Day prior to the applicable Interest Payment Date. If any fractional share of Common Stock otherwise would be issuable as a result of the issuance of Interest Payment Shares, the Issuer shall calculate and pay a cash adjustment in respect of such fraction (calculated to the nearest one-100th of a share) in an amount equal to the same fraction of the Closing Price of the Common Stock as of the Trading Day preceding the Interest Payment Date.

Any issuance and delivery of certificates for Interest Payment Shares shall be made without charge to the Holder of Notes for such certificates or for any tax or duty in respect of the issuance or delivery of such certificates or the Notes represented thereby; provided, however, that neither the Parent nor the Issuer shall be required to pay any tax or duty which may be payable in respect of (i) income or (ii) any transfer involved in the issuance or delivery of certificates for Interest Payment Shares in a name other than that of the Holder entitled to the payment of interest, and no such issuance or delivery shall be made unless the Persons requesting such issuance or delivery has paid to the Issuer the amount of any such tax or duty or has established, to the satisfaction of the Issuer, that such tax or duty has been paid.

A Holder of any Note at the close of business on a Regular Record Date shall be entitled to receive interest on such Note on the corresponding Interest Payment Date. A Holder of any Note which is converted after the close of business on a Regular Record Date and prior to the corresponding Interest Payment Date shall be entitled to receive interest (including Special Interest, if any) on the principal amount of such Note, notwithstanding the Conversion of such Note prior to such Interest Payment Date. However, any such Holder which surrenders any such Note for Conversion (other than any Note whose Maturity is prior to such Interest Payment Date) during the period between the close of business on such Regular Record Date and ending with the opening of business on the corresponding Interest Payment Date shall be required to pay the Issuer an amount equal to the interest (including Special Interest, if any) on the principal amount of such Note so converted, which is payable by the Issuer to such Holder on such Interest Payment Date, at the time such Holder surrenders such Note for Conversion.

Principal of, and premium, if any, and interest (including Special Interest, if any) payable in cash on, Global Notes shall be payable to the Depositary in immediately available funds.

Principal and premium, if any, and interest at Maturity, on Physical Notes shall be payable at the office or agency of the Issuer maintained for such purpose, initially the Corporate Trust Office of the Trustee. Interest (including Special Interest, if any) payable in cash on Physical Notes (other than at Maturity) will be payable by (i) U.S. Dollar check drawn on a bank in The City of New York mailed to the address of the Person entitled thereto as such address shall appear in the Register, or (ii) upon written application to the Registrar not later than the relevant Record Date by a Holder of an aggregate principal amount in excess of $5,000,000, wire transfer of immediately available funds.

The Notes shall be redeemed, at the option of the Issuer, as provided in Article 10 hereof.

The Notes shall have a Change of Control Repurchase Right and a 2009 Repurchase Right exercisable at the option of Holders as provided in Article 11 hereof.

The Notes shall be exchangeable as provided in Article 12 hereof.

Section 2.2 Form of Notes.

The Notes and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the form annexed hereto as Exhibit A, which is incorporated in and made a part of this Indenture. The terms and provisions contained in the form of Note shall constitute, and are hereby expressly made, a part of this Indenture, and to the extent applicable, the Issuer, the Parent and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends and endorsements as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, or to conform to usage.

Notes issued hereunder shall initially be issued only in the form of one or more permanent global Notes (each, a “Global Note”) in registered form without interest coupons, in substantially the form set forth in Exhibit A and shall include the legend set forth in Section 2.3. Notes issued pursuant to Section 2.8(d) in exchange for or upon transfer of beneficial interests in the Global Note shall be in the form of permanent certificated Notes substantially in the form set forth in Exhibit A (the “Physical Notes”), except that such Physical Note shall not have the legend set forth in Section 2.3(a).

The Global Notes shall be:

(1) duly executed by the Issuer and authenticated by the Trustee as hereinafter provided;

(2) registered in the name of the Depositary (or its nominee) for credit to the respective accounts of the Holders at the Depositary; and

(3) deposited with the Trustee, as custodian for the Depositary.

The Global Notes shall be substantially in the form of Note set forth in Exhibit A annexed hereto (including the text and schedule called for by footnote and thereto). The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary (or its nominee), in accordance with the instructions given by the Holder thereof, as hereinafter provided.

The Notes shall be typed, printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Notes may be listed, all as determined by the Officers executing such Notes, as evidenced by their execution of such Notes.

Section 2.3 Global Note Legend.

Each Global Note shall also bear the following legend on the face thereof:

(a) Unless this certificate is presented by an authorized representative of The Depository Trust Company (“DTC”) to Primus Telecommunications Holding, Inc. (or its

successor) or its agent for registration of transfer, exchange, conversion or payment, and any certificate issued is registered in the name of Cede & Co. or in such other entity as is requested by an authorized representative of DTC (and any payment hereon is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful since the registered owner hereof, Cede & Co., has an interest herein.

(b) THIS NOTE MAY BE ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”). Beginning on July 7, 2006, a Holder may, upon request, obtain from the Issuer the Note’s issue price, issue date, amount of OID and yield to maturity by contacting the Issuer representative listed in Section 14.2 hereof.

Section 2.4 Execution, Authentication, Delivery and Dating.

Two Officers shall execute the Notes on behalf of the Issuer by manual or facsimile signature. If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note shall be valid nevertheless.

At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Notes executed by the Issuer to the Trustee for authentication, together with an Issuer Order for the authentication and delivery of such Notes, and the Trustee in accordance with such Issuer Order shall authenticate and deliver such Notes as provided in this Indenture and not otherwise.

Each Note shall be dated the date of its authentication.

No Note shall be entitled to any benefit under this Indenture, or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by or on behalf of the Trustee by manual signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

The Trustee may appoint an authenticating agent or agents reasonably acceptable to the Issuer with respect to the Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.

Section 2.5 Registrar and Paying Agent.

The Issuer shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency where Notes may be presented for payment (the “Paying Agent”). The Registrar shall keep a register of the Notes (the “Register”) and of their transfer and exchange. The Issuer may appoint one or more co-Registrars and one or more additional Paying Agents for the Notes. The term “Paying Agent”

includes any additional paying agent and the term “Registrar” includes any additional registrar. The Issuer may change any Paying Agent or Registrar without prior notice to any Holder.

The Issuer will cause each Paying Agent (other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

(1) hold all sums held by it for the payment of the principal of and premium, if any, or interest on Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as provided in this Indenture;

(2) give the Trustee prompt written notice of any Default by the Issuer in the making of any payment of principal and premium, if any, or interest (including Special Interest, if any); and

(3) at any time during the continuance of any such Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The Issuer shall give prompt written notice to the Trustee of the name and address of any Agent who is not a party to this Indenture. If the Issuer fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Issuer or any Affiliate of the Issuer may act as Paying Agent or Registrar; provided, however, that none of the Issuer, the Parent, its subsidiaries or the Affiliates of the foregoing shall act:

(i) as Paying Agent in connection with offers to purchase and discharges, as otherwise specified in this Indenture, and

(ii) as Paying Agent or Registrar if a Default or Event of Default has occurred and is continuing.

The Issuer hereby initially appoints the Trustee as Registrar and Paying Agent for the Notes.

Section 2.6 Paying Agent to Hold Assets in Trust.

Not later than 11:00 a.m. (New York City time) on each due date of the principal, premium, if any, and interest (including Special Interest, if any) payable in cash on any Notes, the Issuer shall deposit with one or more Paying Agents money in immediately available funds sufficient to pay such principal, premium, if any, and interest (including Special Interest, if any) so becoming due. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuer) shall have no further liability for the money so paid over to the Trustee.

If the Issuer shall act as a Paying Agent, it shall, prior to or on each due date of the principal of and premium, if any, or interest (including Special Interest, if any) on any of the Notes, segregate and hold in trust for the benefit of the Holders a sum sufficient with monies held by all other Paying Agents, to pay the principal and premium, if any, or interest (including Special Interest, if any) so becoming due until such sums shall be paid to such Persons or otherwise disposed of as provided in this Indenture, and shall promptly notify the Trustee of its action or failure to act.

Section 2.7 Registration of Transfer and Exchange; Legends.

(a) Subject to Section 2.9 hereof, upon surrender for registration of transfer of any Note, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Holder or such Holder’s attorney duly authorized in writing, at the office or agency of the Issuer designated as Registrar or co-registrar pursuant to Section 2.5, the Issuer shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denomination or denominations, of a like aggregate principal amount. The Issuer shall not charge a service charge for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the transfer or exchange of the Issuer from the Holder requesting such transfer or exchange.

At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination or denominations, of a like aggregate principal amount upon surrender of the Notes to be exchanged, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Holder or such Holder’s attorney duly authorized in writing, at such office or agency. Whenever any Notes are so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and deliver, the Notes which the Holder making the exchange is entitled to receive.

The Issuer shall not be required to make, and the Registrar need not register, transfers or exchanges of Notes in respect of which (i) a Repurchase Notice has been given and not withdrawn by the Holder thereof in accordance with the terms of this Indenture (except, in the case of Notes to be purchased in part, the portion thereof not to be purchased) or (ii) have been surrendered for redemption or conversion or, if a portion of any Note is surrendered for redemption or conversion, such portion thereof surrendered for redemption or conversion, as applicable.

(b) Notwithstanding any provision to the contrary herein, so long as a Global Note remains Outstanding and is held by or on behalf of the Depositary, (i) transfers of beneficial interests in a Global Note, in whole or in part, may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent) in accordance with Applicable Procedures, (ii) ownership of a beneficial interest in the Note shall be required to be reflected in book entry and (iii) transfers of Global Notes or beneficial interests in Global Notes shall be made only in accordance with Section 2.8, Section 2.9 and this Section 2.7(b).

(c) Successive registrations and registrations of transfers and exchanges as aforesaid may be made from time to time as desired, and each such registration shall be noted on the register for the Notes.

(d) Any Registrar appointed pursuant to Section 2.5 hereof shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Notes upon transfer or exchange of Notes.

(e) No Registrar shall be required to make registrations of transfer or exchange of Notes during any periods designated in the text of the Notes or in this Indenture as periods during which such registration of transfers and exchanges need not be made.

(f) If Notes are issued upon the transfer, exchange or replacement of Notes subject to restrictions on transfer and bearing the legends set forth on the forms of Note attached hereto as Exhibit A setting forth such restrictions (collectively, the “Legend”), or if a request is made to remove the Legend on a Note, the Notes so issued shall bear the Legend, or the Legend shall not be removed, as the case may be, unless there is delivered to the Issuer and the Registrar such satisfactory evidence, which may include an opinion of counsel, as may be reasonably required by the Issuer and the Registrar and the Trustee (if not the same Person as the Trustee), that neither the Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A or Rule 144 under the Securities Act or that such Notes are not “restricted” within the meaning of Rule 144 under the Securities Act. Upon (i) provision of such satisfactory evidence, or (ii) notification by the Issuer to the Trustee and Registrar of the sale of such Security pursuant to a registration statement that is effective at the time of such sale, the Trustee, upon an Issuer Order, shall authenticate and deliver a Note that does not bear the Legend. If the Legend is removed from the face of a Note and the Note is subsequently held by the Issuer or an Affiliate of the Issuer, the Legend shall be reinstated.

In the event Rule 144(k) as promulgated under the Securities Act is amended to shorten the two-year period under Rule 144(k), then, the references in the Legend to “TWO YEARS”, and in the corresponding transfer restrictions described above, will be deemed to refer to such shorter period, from and after receipt by the Trustee of an Officer’s Certificate and an Opinion of Counsel to that effect. As soon as practicable after the Issuer knows of the effectiveness of any such amendment to shorten the two-year period under Rule 144(k), unless such changes would otherwise be prohibited by, or would cause a violation of, the federal securities laws applicable at the time, the Issuer shall provide to the Trustee an Officer’s Certificate and an Opinion of Counsel as to the effectiveness of such amendment and the effectiveness of such change to the restrictive legends and transfer restrictions.

Until the Legend on any Restricted Security has been removed in compliance with this Section 2.7(f), all shares of Common Stock (or other securities issuable upon conversion as a result of the provisions of this Indenture) issued upon conversion of such Restricted Security shall bear a legend substantially in the form of the Legend (the “Common Stock Restrictive Legend”) and shall be subject to the same restrictions on transfer as such Restricted Security. At any time following the time when the restrictions on transfer set forth in the Common Stock Restrictive Legend shall have expired in accordance with their terms or shall have terminated under applicable law, the holder of such Common Stock may, upon a surrender of the certificate representing such Common Stock exchange to the Transfer Agent in accordance with such Transfer Agent’s customary procedures (accompanied, in the event that such restrictions on transfer have terminated by reason of a transfer in compliance with Rule 144 or any successor provision, by an opinion of counsel having substantial experience in practice under the Securities Act and otherwise reasonably acceptable to the Parent, addressed to the Parent and in form acceptable to the Parent, to the effect that the transfer of such Common Stock has been made in compliance with Rule 144 or such successor provision), may receive a new certificate representing such Common Stock, in like amount, which shall not bear the Common Stock Restrictive Legend.

The Notes shall also bear the legend set forth in Section 2.3(b).

Section 2.8 Book-Entry Provisions for the Global Notes.

(a) The Global Notes initially shall:

(i) be registered in the name of the Depositary (or a nominee thereof); and

(ii) be delivered to the Trustee as custodian for such Depositary.

Members of, or participants in, the Depositary (“DTC Participants”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or the Trustee as its custodian, or under such Global Note, and the Depositary shall be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing contained herein shall prevent the Issuer, the Trustee or any agent of the Issuer or Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and the DTC Participants, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

(b) The registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including DTC Participants and Persons that may hold interests through DTC Participants, to take any action which a Holder is entitled to take under this Indenture or the Notes.

(c) A Global Note may not be transferred, in whole or in part, to any Person other than the Depositary (or a nominee thereof), and any such transfer to any such other Person shall be registered. Beneficial interests in a Global Note may be transferred in accordance with the Applicable Procedures, Section 2.7(b), this Section 2.8 and Section 2.9.

(d) If at any time:

(i) the Depositary notifies the Issuer in writing that it is no longer willing or able to continue to act as Depositary for the Global Notes, or the Depositary ceases to be a “clearing agency” registered under the Exchange Act and a successor depositary for the Global Notes is not appointed by the Issuer within 90 days of such notice or cessation; or

(ii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depositary for the issuance of Physical Notes in exchange for such Global Note or Global Notes,

the Depositary shall surrender such Global Note or Global Notes to the Trustee for cancellation and the Issuer shall execute, and the Trustee, upon receipt of an Officer’s Certificate and Issuer Order for the authentication and delivery of Notes, shall authenticate and deliver in exchange for such Global Note or Global Notes, Physical Notes in an aggregate principal amount equal to the aggregate principal amount of such Global Note or Global Notes. Such Physical Notes shall be registered in such names as the Depositary (or any nominee thereof) shall identify in writing as the beneficial owners of the Notes represented by such Global Note or Global Notes.

(e) Notwithstanding the foregoing, in connection with any transfer of beneficial interests in a Global Note to beneficial owners pursuant to Section 2.8(d) hereof, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interest in such Global Note to be transferred.

(f) The Trustee shall not have any responsibility for any actions taken or not taken by the Depositary.

Section 2.9 Transfer Provisions.

(a) Notwithstanding any other provisions of this Indenture or the Notes, (A) transfers of a Global Note, in whole or in part, shall be made only in accordance with Section 2.7, 2.8 and Section 2.9(a)(i), (B) transfers or exchanges of a beneficial interest in a Global Note for an interest in the same or another Global Note shall comply with Section 2.7, Section 2.8 and Section 2.9(a)(ii) below, (C) transfers of a beneficial interest in a

Global Note for a Physical Note shall comply with Section 2.6, Section 2.8(d) and Section 2.9(a)(ii) below and (D) transfers of a Physical Note shall comply with Section 2.6 and Sections 2.9(a)(iv) and (v) below.

(i) Transfer of Global Note. A Global Note may not be transferred, in whole or in part, to any Person other than the Depositary or a nominee or any successor thereof, and no such transfer to any such other Person may be registered; provided that this clause (i) shall not prohibit any transfer of a Physical Note that is issued in exchange for a Global Note. No transfer of a Global Note to any Person shall be effective under this Indenture or the Notes unless and until such Note has been registered in the name of such Person. Nothing in this Section 2.9(a)(i) shall prohibit or render ineffective any transfer of a beneficial interest in a Global Note effected in accordance with the other provisions of this Section 2.9.

(ii) Transfer or Exchange of a Beneficial Interest in a Global Note for a Beneficial Interest in the Same or Another Global Note.

(1) A beneficial interest in a Global Note may not be transferred or exchanged for a beneficial interest in another Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a request to transfer or exchange of a beneficial interest in a Global Note in accordance with Applicable Procedures for a beneficial interest in another Global Note, together with:

(A) so long as the Notes are Restricted Securities, certification in the form set forth in Exhibit B;

(B) written instructions to the Trustee to make, or direct the Registrar to make, in the case of a transfer or exchange of a beneficial interest in a Global Note for a beneficial interest in another Global Note, an adjustment on its books and records with respect to such Global Note to reflect a decrease and increase in the aggregate principal amount of the Notes represented by such Global Note, such instructions to contain information regarding the Depositary accounts to be credited with such decrease and increase; and

(C) if the Issuer or the Trustee so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the Legend,

then the Trustee, (x) shall cause, or direct the Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the aggregate principal amount of the Notes represented by the appropriate Global Note to be decreased by the aggregate principal amount that the other Global Note is increased and (y) in accordance with the standing instructions and procedures existing between the Depositary and the Registrar and Applicable Procedures, shall debit and credit or cause to be debited or credited, as appropriate, to the accounts of the persons specified in such instructions a beneficial interest in the Global Note or Global Notes, as appropriate, equal to the amount of the beneficial interests so transferred or exchanged.

(2) Beneficial interests in a Global Note may be transferred to Persons who take delivery in the same Global Note in accordance with the Applicable Procedures and, if the Global Note is a Restricted Security, in accordance with the transfer restrictions set forth in the Legend. No written orders or instructions shall be required to be delivered to the Registrar or the Trustee to effect the transactions described in this Section 2.9(a)(ii)(2).

(3) Other than transfers to the Issuer or to an Affiliate of the Issuer, beneficial interests in a Global Note that is not a Restricted Security may not be transferred to a Person who takes delivery thereof in the form of a beneficial interest in a Global Note that is a Restricted Security.

(iii) Transfer or Exchange of a Beneficial Interest in a Global Note for a Physical Note. A beneficial interest in a Global Note may not be exchanged for a Physical Note except upon satisfaction of the requirements set forth below and in Section 2.9(d). Upon receipt by the Trustee of a request for a transfer a beneficial interest in a Global Note in accordance with Applicable Procedures for a Physical Note in the form satisfactory to the Trustee, together with:

(1) so long as the Notes are Restricted Securities, certification in the form set forth in Exhibit B;

(2) written instructions to the Trustee to make, or direct the Registrar to make, an adjustment on its books and records with respect to such Global Note to reflect a decrease in the aggregate principal amount of the Securities represented by the Global Note, such instructions to contain information regarding the Depositary account to be credited with such decrease; and

(3) if the Issuer or the Trustee so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the Legend,

then the Trustee shall cause, or direct the Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the aggregate principal amount of the Notes represented by the Global Note to be decreased by the aggregate principal amount of the Physical Note to be issued, shall issue such Physical Note and shall debit or cause to be debited to the account of the person specified in such instructions a beneficial interest in the Global Note equal to the principal amount of the Physical Note so issued.

(iv) Transfer and Exchange of Physical Notes. When Physical Notes are presented to the Registrar with a request:

(x) to register the transfer of such Physical Notes; or

(y) to exchange such Physical Notes for an equal principal amount of Physical Notes of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Physical Notes surrendered for transfer or exchange:

(1) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Issuer and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

(2) so long as such Notes are Restricted Securities, such Notes are being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

(A) if such Physical Notes are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

(B) if such Physical Notes are being transferred to the Issuer, a certification to that effect; or

(C) if such Physical Notes are being transferred pursuant to an exemption from registration, (i) a certification to that effect (in the form set forth in Exhibit B, if applicable) and (ii) if the Issuer so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the Legend.

(v) Transfer of a Physical Note for a Beneficial Interest in a Global Note. A Physical Note may not be exchanged for a beneficial interest in a Global Note except upon receipt by the Trustee of the Physical Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

(1) so long as the Notes are Restricted Securities, certification, in the form set forth in Exhibit B, that such Physical Note is being transferred to a QIB in accordance with Rule 144A, or to an institutional accredited investor within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D of the Securities Act; and

(2) written instructions directing the Trustee to make, or to direct the Registrar to make, an adjustment on its books and records with respect to such Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Physical Note and cause, or direct the Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the aggregate principal amount of Notes represented by the Global Note to be increased by the aggregate principal amount of the Physical Note to be exchanged, and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Note equal to the principal amount of the Physical Note so cancelled. If no Global Notes are then Outstanding, the Issuer shall issue and the Trustee shall authenticate, upon an Issuer Order, a new Global Note in the appropriate principal amount.

(b) Subject to the succeeding Section 2.9(c), every Note shall be subject to the restrictions on transfer provided in the Legend and herein including the delivery of an opinion of counsel, if so provided. Whenever any Restricted Security is presented or surrendered for transfer or for exchange, such Note must be accompanied by a certificate in substantially the form set forth in Exhibit B, dated the date of such surrender and signed by the Holder of such Note, as to compliance with such restrictions on transfer. The Registrar shall not be required to accept for such transfer or exchange any Note not so accompanied by a properly completed certificate.

(c) The restrictions imposed by the Legend upon the transferability of any Note shall cease and terminate when such Note has been sold pursuant to an effective registration statement under the Securities Act or transferred in compliance with Rule 144 under the Securities Act (or any successor provision thereto) or, if earlier, upon the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision). Any Note as to which such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon a surrender of such Note for exchange to the Registrar in accordance with the provisions of this Section 2.9 (accompanied, in the event that such restrictions on transfer have terminated by reason of a transfer in compliance with Rule 144 or any successor provision, by an opinion of counsel having substantial experience in practice under the Securities Act and otherwise reasonably acceptable to the Issuer, addressed to the Issuer and to the Trustee and in form acceptable to the Issuer, to the effect that the transfer of such Note has been made in compliance with Rule 144 or such successor provision), be exchanged for a new Note, of like tenor and aggregate principal amount, which shall not bear the restrictive Legend. The Issuer shall inform the Trustee of the effective date of any registration statement registering the Notes under the Securities Act. The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned opinion of counsel or registration statement.

(d) As used in the preceding two paragraphs of this Section 2.9 the term “transfer” encompasses any sale, pledge, transfer, loan, hypothecation, or other disposition of any interest in any Note.

(e) By its acceptance of any Note bearing the Legend, each Holder of such Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and agrees that it will transfer such Note only as provided in this Indenture.

(f) Each Holder of a Notes agrees to indemnify the Issuer, the Parent and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Note in violation of any provision of this Indenture and/or applicable United States federal or state securities law.

(g) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among DTC Participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.10 Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with Section 312(a) of the TIA. If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee prior to or on each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders relating to such Interest Payment Date or request, as the case may be.

Section 2.11 Persons Deemed Owners.

The Issuer, the Trustee and any agent of the Issuer or the Trustee shall treat the registered Holder of a Global Note as the absolute owner of such Global Note for the purpose of receiving payment thereof or on account thereof and for all other purposes whatsoever, whether or not such Note be overdue, and notwithstanding any notice of ownership or writing thereon, or any notice of previous loss or theft or other interest therein. The Issuer, the Trustee and any agent of the Issuer or the Trustee shall treat the Person in whose name any Note is registered as the owner of such Note for the purpose of receiving payment of principal of and premium, if any, and interest (including Special Interest, if any) on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and notwithstanding any notice of ownership or writing thereon, or any notice of previous loss or theft or other interest therein.

Section 2.12 Mutilated, Destroyed, Lost or Stolen Notes.

If any mutilated Note is surrendered to the Trustee, the Issuer shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.

If there is delivered to the Issuer and the Trustee

(1) evidence to their satisfaction of the destruction, loss or theft of any Note, and

(2) such Note or indemnity as may be required by them to save each of them and any agent of either of them harmless,

then, in the absence of notice to the Issuer or the Trustee that such Note has been acquired by a bona fide purchaser, the Issuer shall execute and, upon request, the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Issuer in its discretion, but subject to any conversion rights, may, instead of issuing a new Note, pay such Note, upon satisfaction of the condition set forth in the preceding paragraph.

Prior to the issuance of any new Note under this Section 2.12, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Note issued pursuant to this Section 2.12 in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and such new Note shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section 2.12 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 2.13 Treasury Notes.

In determining whether the Holders of the requisite principal amount of Outstanding Notes have given any request, demand, authorization, direction, consent, notice or waiver hereunder, and for the purposes of making the calculations required by TIA Section 316, Notes owned by an Obligor upon the Notes or any Affiliate of an Obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledge establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such notes and that the pledge is not the Issuer or any other obligor upon the Notes or any Affiliate of the Issuer or such other obligor.

Section 2.14 Temporary Notes.

Pending the preparation of Notes in definitive form, the Issuer may execute and the Trustee shall, upon written request of the Issuer, authenticate and deliver temporary Notes (printed or lithographed). Temporary Notes shall be issuable in any authorized denomination, and substantially in the form of the Notes in definitive form but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Issuer. Every such temporary Note shall be executed by the Issuer and authenticated by the Trustee upon the same conditions and in substantially the same manner, and with the same effect, as the Notes in definitive form. Without unreasonable delay, the Issuer will execute and deliver to the Trustee, Notes in definitive form (other than in the case of Notes in global form) and thereupon any or all temporary Notes (other than any such Notes in global form) may be surrendered in exchange therefor, at each office or agency maintained by the Issuer pursuant to Section 9.2 hereof and the Trustee shall authenticate and deliver in exchange for such temporary Notes an equal aggregate principal amount of Notes in definitive form. Such exchange shall be made by the Issuer at its own expense and without any charge therefor. Until so exchanged, the temporary

Notes shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Notes in definitive form authenticated and delivered hereunder.

Section 2.15 Cancellation.

All Notes surrendered for payment, redemption, repurchase, Conversion, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee. All Notes so delivered shall be canceled promptly by the Trustee, and no Notes shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall dispose of canceled Notes in accordance with its customary procedures. If the Issuer shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless the same are delivered to the Trustee for cancellation.

Section 2.16 CUSIP Numbers.

The Issuer in issuing the Notes may use “CUSIP” numbers (if then generally in use), and the Trustee shall use CUSIP numbers in notices of conversion, exchange or redemption as a convenience to Holders; provided that any such notice shall state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any such notice and that reliance may be placed only on the other identification numbers printed on the Notes, and any such conversion, exchange or redemption shall not be affected by any defect in or omission of such numbers. The Issuer shall promptly notify the Trustee in writing of any change in the CUSIP numbers.

Section 2.17 Defaulted Interest.

If the Issuer fails to make a payment of interest on any Note when due and payable (“Defaulted Interest”), it shall pay such Defaulted Interest plus (to the extent lawful) any interest payable on the Defaulted Interest at the rate borne by the Notes, in any lawful manner. It may elect to pay such Defaulted Interest, plus any such interest payable on it, to the Persons who are Holders of such Notes on which the interest is due on a subsequent Special Record Date. The Issuer shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each such Note. The Issuer shall fix any such Special Record Date and payment date for such payment. At least 15 days before any such Special Record Date, the Issuer shall mail to Holders affected thereby a notice that states the Special Record Date, the Interest Payment Date, and amount of such interest to be paid.

ARTICLE 3

SATISFACTION AND DISCHARGE

Section 3.1 Satisfaction and Discharge of Indenture. When:

(a) the Issuer shall deliver to the Trustee for cancellation all Notes previously authenticated (other than any Notes which have been destroyed, lost or stolen and in lieu of, or in substitution for which, other Notes shall have been authenticated and delivered) and not previously canceled, or

(b) (1) all the Notes not previously canceled or delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year; and

(2) the Issuer shall deposit with the Trustee, in trust, cash in U.S. dollars and/or U.S. Government Obligations which through the payment of interest and principal in respect thereof, in accordance with their terms, will provide (and without reinvestment and assuming no tax liability will be imposed on such Trustee), not later than one day before the due date of any payment of money, an amount in cash, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay principal of, premium, if any, or interest (including Special Interest, if any) on all of the Notes (other than any Notes which shall have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) not previously canceled or delivered to the Trustee for cancellation, on the dates such payments of principal, premium, if any, or interest (including Special Interest, if any) are due to such date of maturity.

if, in the case of either clause (a) or (b), the Issuer shall also pay or cause to be paid all other sums payable hereunder by the Issuer, then this Indenture shall cease to be of further effect, except as to:

(i) remaining rights of registration of transfer, substitution and exchange and Conversion of Notes,

(ii) rights hereunder of Holders to receive payments of principal of and premium, if any, and interest on, the Notes and the other rights, duties and obligations of Holders, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee, and

(iii) the rights, obligations and immunities of the Trustee hereunder,

and the Trustee, on demand of the Issuer accompanied by an Officer’s Certificate and an Opinion of Counsel (each stating that all conditions precedent herein relating to the satisfaction and discharge of this Indenture have been complied with) and at the cost and expense of the Issuer, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture; provided, however, the Issuer shall reimburse the Trustee for all amounts due the Trustee under

Section 5.8 hereof and for any costs or expenses thereafter reasonably and properly incurred by the Trustee and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Notes.

Section 3.2 Deposited Monies to be Held in Trust.

Subject to Section 3.3 hereof, all monies deposited with the Trustee pursuant to Section 3.1 hereof shall be held in trust and applied by it to the payment, either directly or through any Paying Agent (including the Issuer if acting as its own Paying Agent), to the Holders of the particular Notes for the payment of which such monies have been deposited with the Trustee, of all sums due and to become due thereon for principal, premium, if any, and interest (including Special Interest, if any). All monies deposited with the Trustee pursuant to Section 3.1 hereof (and held by it or any Paying Agent) for the payment of Notes subsequently converted shall be returned to the Issuer upon written request of the Issuer.

Section 3.3 Return of Unclaimed Monies.

The Trustee and the Paying Agent shall pay to the Issuer any money held by them for the payment of principal or premium, if any, or interest that remains unclaimed for two years after the date upon which such payment shall have become due. After payment to the Issuer, Holders entitled to the money must look to the Issuer for payment as general creditors unless an applicable abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

ARTICLE 4

DEFAULTS AND REMEDIES

Section 4.1 Events of Default.

An “Event of Default”, wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any or governmental body):

(a) default in the payment of interest or Special Interest, if any on any Note when due and payable and continuance of such default for a period of 30 days;

(b) default in the payment of principal of (or premium, if any, on) any Note at its Stated Maturity, upon acceleration or otherwise;

(c) default in the payment of principal or interest (including Special Interest, if any) on any Note required to be purchased pursuant to a Change of Control Repurchase Right or a 2009 Repurchase Right as set forth in Article 11;

(d) default in the performance or breach of any covenant or agreement of the Issuer or the Parent in this Indenture or under the Notes (other than a default in the performance, or breach, of a covenant or agreement specified in clause (a), (b) or (c) of this Section 4.1), and continuance of such default or breach for a period of 30 consecutive days after there has been given, by registered or certified mail, to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Notes a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder;

(e) there occurs with respect to any issue or issues of Indebtedness of the Parent or any Restricted Subsidiary having an outstanding principal amount of $25.0 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, (I) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled by the earlier of (x) the expiration of any applicable grace period or (y) the thirtieth day after such default; and/or (II) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended by the earlier of (x) the expiration of any applicable grace period or (y) the thirtieth day after such default;

(f) any final judgment or order (not covered by insurance) for the payment of money in excess of $25.0 million in the aggregate for all such final judgments or orders (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against the Parent or any Restricted Subsidiary and shall not be paid or discharged, and there shall be any period of 30 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $25.0 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

(g) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of the Parent, the Issuer or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Parent, the Issuer or any Significant Subsidiary or for all or substantially all of the property and assets of the Parent, the Issuer or of any Significant Subsidiary or (C) the winding up or liquidation of the affairs of the Parent, the Issuer or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 30 consecutive days;

(h) the Parent, the Issuer or any Significant Subsidiary (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Parent, the Issuer or any Significant Subsidiary or for all or substantially all of the property and assets of the Parent, the Issuer or any Significant Subsidiary or (C) effects any general assignment for the benefit of creditors; or

(i) the Parent Guarantee ceases to be in full force and effect (except as contemplated by the terms thereof) or any Guarantor denies or disaffirms its obligations under this Indenture.

Section 4.2 Acceleration of Maturity; Rescission and Annulment.

(a) If an Event of Default with respect to Outstanding Notes (other than an Event of Default specified in Section 4.1(g) or Section 4.1(h) hereof) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Notes, by written notice to the Issuer, may declare due and payable 100% of the principal amount of all Outstanding Notes plus any accrued and unpaid interest and Special Interest, if any, to the date of payment. Upon a declaration of acceleration, such principal and accrued and unpaid interest and Special Interest, if any, to the date of payment shall be immediately due and payable.

(b) If an Event of Default specified in Section 4.1(g) or Section 4.1(h) hereof occurs, all unpaid principal and accrued and unpaid interest and Special Interest, if any, on the Outstanding Notes shall become and be immediately due and payable, without any declaration or other act on the part of the Trustee or any Holder.

(c) The Holders of a majority in aggregate principal amount of the Outstanding Notes by written notice to the Trustee may rescind and annul an acceleration and its consequences if:

(i) all existing Events of Default, other than the nonpayment of principal of or interest on the Notes which have become due solely because of the acceleration, have been remedied, cured or waived, and

(ii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction;

provided, however, that in the event of a declaration of acceleration in respect of the Notes because of an Event of Default specified in Section 4.1(e) shall have occurred and be continuing, such declaration of acceleration shall be automatically rescinded and annulled if the Indebtedness that is the subject of such Event of Default has been discharged or the holders thereof have rescinded their declaration of acceleration in respect of such Indebtedness, and written notice of such discharge or rescission, as the case may be, shall have been given to the Trustee by the Issuer and countersigned by the holders of such Indebtedness or a trustee, fiduciary or agent for such holders, within 60 days after such declaration of acceleration in respect of the Notes and no other Event of Default has occurred during such 60-day period which has not been cured or waived during such period.

Section 4.3 Other Remedies.

If an Event of Default with respect to Outstanding Notes occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes.

The Trustee may maintain a proceeding in which it may prosecute and enforce all rights of action and claims under this Indenture or the Notes, even if it does not possess any of the Notes or does not produce any of them in the proceeding.

Section 4.4 Waiver of Past Defaults.

The Holders, either (a) through the written consent of not less than a majority in aggregate principal amount of the Outstanding Notes, or (b) by the adoption of a resolution, at a meeting of Holders of the Outstanding Notes at which a quorum (as prescribed in Section 8.4 hereof) is present, by the Holders of at least a majority in aggregate principal amount of the Outstanding Notes represented at such meeting, may, on behalf of the Holders of all of the Notes, waive an existing Default or Event of Default, except a Default or Event of Default:

(a) in the payment of the principal of or premium, if any, or interest and Special Interest, if any, on any Note (provided, however, that subject to Section 4.7 hereof, the Holders of a majority in aggregate principal amount of the Outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration); or

(b) in respect of a covenant or provision hereof which, under Section 7.2 hereof, cannot be modified or amended without the consent of the Holders of each Outstanding Note affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; provided, however, that no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 4.5 Control by Majority.

The Holders of a majority in aggregate principal amount of the Outstanding Notes (or such lesser amount as shall have acted at a meeting pursuant to the provisions of this Indenture) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that:

(1) conflicts with any law or with this Indenture;

(2) the Trustee determines may be unduly prejudicial to the rights of the Holders not joining therein, or

(3) may expose the Trustee to personal liability.

The Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Section 4.6 Limitation on Suit.

No Holder of any Note shall have any right to pursue any remedy with respect to this Indenture or the Notes (including, instituting any proceeding, judicial or otherwise, with respect to this Indenture or for the appointment of a receiver or trustee) unless:

(1) such Holder has previously given written notice to the Trustee of an Event of Default that is continuing;

(2) the Holders of at least 25% in aggregate principal amount of the Outstanding Notes shall have made a written request to the Trustee to pursue the remedy;

(3) such Holder or Holders have offered to the Trustee indemnity satisfactory to it against any costs, expenses and liabilities incurred in complying with such request;

(4) the Trustee has failed to comply with the request for 60 days after its receipt of such notice, request and offer of indemnity; and

(5) during such 60-day period, no direction inconsistent with such written request has been given to the Trustee by the Holders of a majority in aggregate principal amount of the Outstanding Notes (or such amount as shall have acted at a meeting pursuant to the provisions of this Indenture);

provided, however, that no one or more of such Holders may use this Indenture to prejudice the rights of another Holder or to obtain preference or priority over another Holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).

Section 4.7 Unconditional Rights of Holders to Receive Payment and to Convert.

Notwithstanding any other provision in this Indenture, the registered Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and interest on such Note on the Stated Maturity expressed in such Note (or in the case of a redemption, on the Redemption Date, or in the case of the exercise of a Repurchase Right, on the Repurchase Date) and to convert such Note in accordance with Article 12, and to bring suit for the enforcement of any such payment on or after such respective dates and right to convert, and such rights shall not be impaired or affected without the consent of such Holder.

Section 4.8 Collection of Indebtedness and Suits for Enforcement by the Trustee.

The Issuer covenants that if:

(1) a Default or Event of Default is made in the payment of any interest (including Special Interest, if any) on any Note when such interest becomes due and payable and such Default or Event of Default continues for a period of 30 days, or

(2) a Default or Event of Default is made in the payment of the principal of or premium, if any, on any Note at the Maturity thereof,

the Issuer will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Notes, the whole amount then due and payable (as expressed therein or as a result of any acceleration effected pursuant to Section 4.2 hereof) on such Notes for principal and premium, if any, and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and premium, if any, and on any overdue interest, at the rate borne by the Notes and Special Interest, if any, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If the Issuer fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Issuer and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Issuer, wherever situated.

If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Notes by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 4.9 Trustee May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Issuer or the property of the Issuer or its creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Issuer for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(1) to file and prove a claim for the whole amount of principal and premium, if any, and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders of Notes allowed in such judicial proceeding, and

(2) to collect and receive any moneys or other property payable or deliverable on any such claim and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceedings is hereby authorized by each Holder of Notes to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders of Notes, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under Section 5.8 hereof.

Nothing contained herein shall be deemed to authorize the Trustee to authorize or consent to or accept, or adopt on behalf of any Holder of a Note, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder of a Note in any such proceeding.

Section 4.10 Restoration of Rights and Remedies.

If the Trustee or any Holder of a Note has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Issuer, the Trustee and the Holders of Notes shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 4.11 Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in the last paragraph of Section 2.12 hereof, no right or remedy conferred in this Indenture upon or reserved to the Trustee or to the Holders of Notes is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 4.12 Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or any acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders of Notes may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders of Notes, as the case may be.

Section 4.13 Application of Money Collected.

Any money collected by the Trustee pursuant to this Article or any money otherwise distributable in respect of the Issuer’s or the Parent’s obligations under this Indenture, shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or premium, if any, or interest (including Special Interest, if any), upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee;

SECOND: To the payment of the amounts then due and unpaid for principal of and premium, if any, and interest (including Special Interest, if any) on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal and premium, if any, and interest (including Special Interest, if any), respectively; and

THIRD: Any remaining amounts shall be repaid to the Person or Persons entitled thereto.

Section 4.14 Undertaking for Costs.

All parties to this Indenture agree, and each Holder of any Note by such Holder’s acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 4.14 shall not apply to any suit instituted by the Issuer, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in aggregate principal amount of the Outstanding Notes, or to any suit instituted by any Holder of any Note for the enforcement of the payment of the principal of or premium, if any, or interest (including Special Interest, if any) on any Note on or after the Stated Maturity expressed in such Note or for the enforcement of the right to convert any Note in accordance with Article 12.

Section 4.15 Waiver of Stay or Extension Laws.

The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim to take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 5

THE TRUSTEE

Section 5.1 Certain Duties and Responsibilities.

(a) Except during the continuance of an Event of Default,

(1) The Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture or the TIA,

and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; provided, however, that in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates or opinions to determine whether or not, on their face, they conform to the requirements to this Indenture (but need not investigate or confirm the accuracy of any facts stated therein).

(b) In case an Event of Default actually known to a Responsible Officer of the Trustee has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1) This paragraph (c) shall not be construed to limit the effect of paragraph (a) of this Section 5.1;

(2) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3) The Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with a direction received by it of the Holders of a majority in principal amount of the Outstanding Notes (or such lesser amount as shall have acted at a meeting pursuant to the provisions of this Indenture) relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

(d) Whether or not herein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 5.1.

(e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers. The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability, cost or expense (including, without limitation, reasonable fees and expenses of counsel).

(f) The Trustee shall not be obligated to pay interest on any money or other assets received by it unless otherwise agreed in writing with the Issuer. Assets held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer and the Parent, personally or by agent or attorney at the sole cost of the Issuer and Parent and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(h) The Trustee shall not be deemed to have notice or actual knowledge of any Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact a Default is received by the Trustee pursuant to Section 14.2 hereof and such notice references the Notes and this Indenture.

(i) The rights, privileges, protections, immunities and benefits given to the Trustee hereunder, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each Paying Agent, authenticating agent, Conversion Agent or Registrar acting hereunder.

Section 5.2 Certain Rights of Trustee.

Subject to the provisions of Section 5.1 hereof and subject to Sections 315(a) through (d) of the TIA:

(1) The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

(2) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel, or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officer’s Certificate or Opinion of Counsel.

(3) The Trustee may act through attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care.

(4) The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith which it believed to be authorized or within the discretion or rights or powers conferred upon it by this Indenture, unless the Trustee’s conduct constitutes negligence or willful misconduct.

(5) The Trustee may consult with counsel of its selection and the advice of such counsel as to matters of law shall be full and complete authorization and protection in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(6) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer or the Parent shall be sufficient if signed by an Officer of the Issuer or the Parent, as applicable.

(7) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty unless so specified herein.

(8) In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(9) The Trustee may request that the Issuer and the Parent deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

Section 5.3 Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest (as such term is defined in Section 310(b) of the TIA), it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (to the extent permitted under Section 310(b) of the TIA) or resign. Any agent may do the same with like rights and duties. The Trustee is also subject to Section 5.11 and Section 5.12 hereof.

Section 5.4 Money Held in Trust.

Money held by the Trustee in trust hereunder shall be segregated from other funds. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise expressly agreed in writing with the Issuer.

Section 5.5 Trustee’s Disclaimer.

The recitals contained herein and in the Notes (except for those in the certificate of authentication) shall be taken as the statements of the Issuer and the Parent, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity, sufficiency or priority of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Issuer of Notes or the proceeds thereof.

Section 5.6 Notice of Defaults.

Within 90 days after the occurrence of any Default or Event of Default hereunder of which the Trustee has received written notice, the Trustee shall give notice to Holders pursuant to Section 14.2 hereof, unless such Default or Event of Default shall have been cured or waived; provided, however, that, except in the case of a Default or Event of Default in the payment of the principal of or premium, if any, or interest, or in the payment of any repurchase obligation on any Note, the Trustee shall be protected in withholding such notice if and so long as Responsible Officers of the Trustee, in good faith, determine that the withholding of such notice is in the interest of the Holders.

Section 5.7 Reports by Trustee to Holders.

The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required by Section 313 of the TIA at the times and in the manner provided by the TIA. If required by Section 313 (a) of the TIA, the Trustee shall, within sixty days after each May 15 following the date of the initial issuance of Notes under this Indenture deliver to Holders a brief report, dated as of such May 15, which complies with the provisions of such Section 313(a). A copy of each report at the time of its mailing to Holders shall be mailed to the Issuer and filed with the SEC, if required, and each stock exchange, if any, on which the Notes are listed. The Issuer shall promptly notify the Trustee in writing when the Notes become listed on any stock exchange and of any delisting thereof.

Section 5.8 Compensation and Indemnification.

The Issuer covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as shall be agreed to in writing and the Issuer covenants and agrees to pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by or on behalf of it in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all agents and other persons not regularly in its employ), except to the extent that any such expense, disbursement or advance is due to its negligence or bad faith. When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 4.1 hereof, the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any bankruptcy law. The Issuer also covenants to indemnify the Trustee and its officers, directors, employees and agents for, and to hold such Persons harmless against, any and all loss, liability, damage, claim or expense, including taxes (other than taxes based on the income of the Trustee), incurred by them, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder or the performance of their duties hereunder, including the costs and expenses of defending themselves against or investigating any claim (whether asserted by the Issuer, the Parent, a Holder or any other Person) of liability in the premises, except to the extent that any such loss, liability, damage, claim or expense was due to the negligence or willful misconduct of such Persons. The obligations of the Issuer under this Section 5.8 to compensate and indemnify the Trustee and its officers, directors, employees and agents and to pay or reimburse such Persons for expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee. Such additional indebtedness shall be a senior claim to that of the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular Notes, and the Notes are hereby subordinated to such senior claim. “Trustee” for purposes of this Section 5.8 shall include any predecessor Trustee, but the negligence or willful misconduct of any Trustee shall not affect the indemnification of any other Trustee.

Section 5.9 Replacement of Trustee.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 5.9.

The Trustee may resign and be discharged from the trust hereby created by so notifying the Issuer in writing. The Holders of at least a majority in aggregate principal amount of Outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuer in writing. The Issuer must remove the Trustee if:

(i) the Trustee fails to comply with Section 5.11 hereof or Section 310 of the TIA;

(ii) the Trustee becomes incapable of acting;

(iii) the Trustee is adjudged a bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law; or

(iv) a Custodian or public officer takes charge of the Trustee or its property.

If the Trustee resigns or is removed or if a vacancy exists in the office of the Trustee for any reason, the Issuer shall promptly appoint a successor Trustee. The Trustee shall be entitled to payment of its fees and reimbursement of its expenses while acting as Trustee. Within one year after the successor Trustee takes office, the Holders of at least a majority in aggregate principal amount of Outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.

Any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee if the Trustee fails to comply with Section 5.11 hereof.

If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation or removal, the resigning or removed Trustee, as the case may be, may petition, at the expense of the Issuer, any court of competent jurisdiction for the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The Issuer shall mail a notice of the successor Trustee’s succession to the Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee. Notwithstanding replacement of the Trustee pursuant to this Section 5.9, the Issuer’s obligations under Section 5.8 hereof shall continue for the benefit of the retiring Trustee with respect to expenses, losses and liabilities incurred by it prior to such replacement.

Section 5.10 Successor Trustee by Merger, Etc.

Subject to Section 5.11 hereof, if the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the successor entity without any further act shall be the successor Trustee as to the Notes.

Section 5.11 Corporate Trustee Required; Eligibility.

The Trustee shall at all times satisfy the requirements of Sections 310(a)(1), (2) and (5) of the TIA. The Trustee shall at all times have (or, in the case of a corporation included in a bank holding Issuer system, the related bank holding Issuer shall at all times have), a combined capital and surplus of at least $100 million as set forth in its (or its related bank holding Issuer’s) most recent published annual report of condition. The Trustee is subject to Section 310(b) of the TIA.

Section 5.12 Collection of Claims Against the Issuer.

The Trustee is subject to Section 311(a) of the TIA, excluding any creditor relationship listed in Section 311(b) of the TIA. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the TIA to the extent indicated therein.

ARTICLE 6

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

Section 6.1 Obligors May Consolidate, Etc., Only on Certain Terms.

Neither of the Obligors shall consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person or permit any Person to merge with or into such Obligor, unless:

(1) either (A) such Obligor shall be the continuing Person, or (B) the Person (if other than such Obligor) formed by such consolidation or into which such Obligor is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of such Obligor substantially as an entirety (i) shall be a corporation, and validly existing under the laws of the United States of America or any jurisdiction thereof, (ii) shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of such Obligor’s obligations under the Notes or the Parent Guarantee, as the case may be, and observance of every covenant of the Indenture on the part of such Obligor to be performed or observed and shall have provided for conversion rights in accordance with Section 12.11 hereof and (iii) all of such Obligor’s obligations under the Registration Rights Agreement pursuant to an agreement or agreements reasonably satisfactory to the Trustee;

(2) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

(3) such Obligor or such Person shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with this Article 6 and that all conditions precedent provided for herein relating to such transaction have been complied with.

Section 6.2 Successor Corporation Substituted.

Upon any consolidation of an Obligor with or merger of an Obligor with or into any other Corporation or any conveyance, transfer or lease of the properties and assets of an Obligor substantially as an entirety to any Person in accordance with Section 6.1, the successor Person formed by such consolidation or into which such Obligor is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, such Obligor under this Indenture with the same effect as if such successor Person had been named as an Obligor herein, and in the event of any such conveyance or transfer, such Obligor, except in the case of a lease to another Person, shall be discharged of all obligations and covenants under this Indenture and the Notes and may be dissolved and liquidated.

ARTICLE 7

AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 7.1 Without Consent of Holders of Notes.

Without the consent of any Holders of Notes, the Issuer, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may amend this Indenture and the Notes to:

(a) add to the covenants of the Issuer for the benefit of the Holders of Notes;

(b) surrender any right or power herein conferred upon the Issuer;

(c) make provision with respect to the Conversion rights of Holders of Notes pursuant to Section 12.11 hereof;

(d) provide for the assumption of an Obligor’s obligations to the Holders of Notes in the case of a merger, consolidation, conveyance, transfer or lease pursuant to Article 6 hereof;

(e) reduce the Conversion Price; provided that such reduction in the Conversion Price shall not adversely affect the interest of the Holders of Notes in any material respect;

(f) comply with the requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

(g) cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein or which is otherwise defective, or to make any other provisions with respect to matters or questions arising under this Indenture which the Issuer may deem necessary or desirable and which shall not be inconsistent with the provisions of this Indenture; provided that such action pursuant to this clause (g) does not, in the good faith opinion of the Issuer’s Board of Directors, adversely affect the interests of the Holders of Notes in any material respect; or

(h) add or modify any other provisions with respect to matters or questions arising under this Indenture which the Issuer and the Trustee may deem necessary or desirable and which shall not be inconsistent with the provisions of this Indenture; provided that such action pursuant to this clause (h) does not adversely affect the interests of the Holders of Notes in any material respect.

Section 7.2 With Consent of Holders of Notes.

Except as provided below in this Section 7.2, this Indenture or the Notes may be amended, modified or supplemented, and noncompliance in any particular instance with any provision of this Indenture or the Notes may be waived, in each case (i) with the written consent of the Holders of at least a majority in aggregate principal amount of the Outstanding Notes or (ii) by the adoption of a resolution, at a meeting of Holders of the Outstanding Notes at which a quorum is present, by the Holders of a majority in aggregate principal amount of the Outstanding Notes represented at such meeting.

Without the written consent or the affirmative vote of each Holder of Notes so affected, an amendment, modification or waiver under this Section 7.2 may not:

(a) change the Stated Maturity of the principal of, or any installment of interest (or Special Interest, if any) on, any Note;

(b) reduce the principal amount of, or premium, if any, on any Note;

(c) reduce the interest on any Note;

(d) change the currency of payment of principal of, premium, if any, or interest (or Special Interest, if any) on any Note;

(e) impair the right of any Holder to institute suit for the enforcement of any payment in or with respect to any Note;

(f) modify the obligation of the Issuer to maintain an office or agency in The City of New York pursuant to Section 9.2 hereof;

(g) except as permitted by Section 12.11 hereof, adversely affect the Repurchase Right or the right to convert any Note as provided in Article 12 hereof;

(h) modify the Auto-Conversion provisions of the Notes in a manner adverse to the Holders of the Notes;

(i) modify any of the provisions of this Section, or reduce the percentage of voting interests required to waive a default, except to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby; or

(j) reduce the requirements of Section 8.4 hereof for quorum or voting, or reduce the percentage in aggregate principal amount of the Outstanding Notes the consent of whose Holders is required for any such supplemental indenture or the consent of whose Holders is required for any waiver provided for in this Indenture.

It shall not be necessary for any Act of Holders of Notes under this Section 7.2 to approve the particular form of any proposal supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Section 7.3 Compliance with Trust Indenture Act.

Every amendment to this Indenture or the Notes shall be set forth in a supplemental indenture that complies with the TIA as then in effect.

Section 7.4 Revocation of Consents and Effect of Consents or Votes.

Until an amendment, supplement or waiver becomes effective, a written consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note; provided, however, that unless a record date shall have been established, any such Holder or subsequent Holder may revoke the consent as to its Note or portion of a Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective.

An amendment, supplement or waiver becomes effective on receipt by the Trustee of written consents from or affirmative votes by, as the case may be, the Holders of the requisite percentage of aggregate principal amount of the Outstanding Notes, and thereafter shall bind every Holder of Notes; provided, however, if the amendment, supplement or waiver makes a change described in any of the clauses (a) through (j) of Section 7.2 hereof, the amendment, supplement or waiver shall bind only each Holder of a Note which has consented to it or voted for it, as the case may be, and every subsequent Holder of a Note or portion of a Note that evidences the same indebtedness as the Note of the consenting or affirmatively voting, as the case may be, Holder.

Section 7.5 Notation on or Exchange of Notes.

If an amendment, supplement or waiver changes the terms of a Note:

(a) the Trustee may require the Holder of a Note to deliver such Notes to the Trustee, the Trustee may place an appropriate notation on the Note about the changed terms and return it to the Holder and the Trustee may place an appropriate notation on any Note thereafter authenticated; or

(b) if the Issuer or the Trustee so determines, the Issuer in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms.

Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 7.6 Trustee to Sign Amendment, Etc.

The Trustee shall sign any amendment authorized pursuant to this Article 7 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If the amendment does adversely affect the rights, duties, liabilities or immunities of the Trustee, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment, the Trustee shall receive and shall be fully protected in conclusively relying upon an Officer’s Certificate and an Opinion of Counsel as conclusive evidence that such amendment is authorized or permitted by this Indenture.

ARTICLE 8

MEETING OF HOLDERS OF NOTES

Section 8.1 Purposes for Which Meetings May Be Called.

A meeting of Holders of Notes may be called at any time and from time to time pursuant to this Article to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be made, given or taken by Holders of Notes.

Section 8.2 Call Notice and Place of Meetings.

(a) The Trustee may at any time call a meeting of Holders of Notes for any purpose specified in Section 8.1 hereof, to be held at such time and at such place in The City of New York as the Trustee may determine. Notice of every meeting of Holders of Notes, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 14.2 hereof, not less than 21 nor more than 180 days prior to the date fixed for the meeting.

(b) In case at any time the Issuer, pursuant to a Board Resolution, or the Holders of at least 10% in principal amount of the Outstanding Notes shall have requested the Trustee to call a meeting of the Holders of Notes for any purpose specified in Section 8.1 hereof, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have made the first publication of the notice of such meeting within 21 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Issuer or the Holders of Notes in the amount specified, as the case may be, may determine the time and the place in The City of New York for such meeting and may call such meeting for such purposes by giving notice thereof as provided in paragraph (a) of this Section 8.2.

Section 8.3 Persons Entitled to Vote at Meetings.

To be entitled to vote at any meeting of Holders of Notes, a Person shall be (a) a Holder of one or more Outstanding Notes, or (b) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more Outstanding Notes by such Holder or Holders.

The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel and any representatives of the Issuer, the Parent and their counsel.

Section 8.4 Quorum; Action.

The Persons entitled to vote a majority in principal amount of the Outstanding Notes shall constitute a quorum. In the absence of a quorum within 30 minutes of the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Notes, be dissolved. In any other case, the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in Section 8.2(a) hereof, except that such notice need be given only once and not less than five days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly the percentage of the principal amount of the Outstanding Notes which shall constitute a quorum.

Subject to the foregoing, at the reconvening of any meeting adjourned for a lack of a quorum, the Persons entitled to vote 25% in principal amount of the Outstanding Notes at the time shall constitute a quorum for the taking of any action set forth in the notice of the original meeting. At a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid, any resolution and all matters (except as limited by the proviso to Section 7.2 hereof) shall be effectively passed and decided if passed or decided by the Persons entitled to vote not less than a majority in principal amount of Outstanding Notes represented and voting at such meeting.

Any resolution passed or decisions taken at any meeting of Holders of Notes duly held in accordance with this Section 8.4 shall, subject to Section 7.4 hereof, be binding on all the Holders of Notes, whether or not present or represented at the meeting.

Section 8.5 Determination of Voting Rights; Conduct and Adjournment of Meetings.

(a) Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Notes in regard to proof of the holding of Notes and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Notes shall be proved in the manner specified in Section 14.4 hereof and the appointment of any proxy shall be proved in the manner specified in Section 14.4 hereof. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 14.4 hereof or other proof.

(b) The Trustee shall, by an instrument in writing, appoint a temporary chairman (which may be the Trustee) of the meeting, unless the meeting shall have been called by the Issuer or by Holders of Notes as provided in Section 8.2(b) hereof, in which case the Issuer or the Holders of Notes calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in principal amount of the Outstanding Notes represented at the meeting.

(c) At any meeting, each Holder of a Note or proxy shall be entitled to one vote for each $1,000 principal amount of Notes held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of a Note or proxy.

(d) Any meeting of Holders of Notes duly called pursuant to Section 8.2 hereof at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in principal amount of the Outstanding Notes represented at the meeting, and the meeting may be held as so adjourned without further notice.

Section 8.6 Counting Votes and Recording Action of Meetings.

The vote upon any resolution submitted to any meeting of Holders of Notes shall be by written ballots on which shall be subscribed the signatures of the Holders of Notes or of their representatives by proxy and the principal amounts and serial numbers of the Outstanding Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record, at least in duplicate, of the proceedings of each meeting of Holders of Notes shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 8.2 hereof and, if applicable, Section 8.4 hereof. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Issuer and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

ARTICLE 9

COVENANTS

Section 9.1 Payment of Principal, Premium and Interest.

The Issuer will duly and punctually pay the principal of and premium, if any, and interest (including Special Interest, if any) in respect of the Notes in accordance with the terms of the Notes and this Indenture. The Issuer will deposit or cause to be deposited with the Trustee as directed by the Trustee, no later than the day prior to the Stated Maturity of any Note or installment of interest, all payments so due.

Section 9.2 Maintenance of Offices or Agencies.

The Issuer hereby appoints the Trustee’s Corporate Trust Office as its office in The City of New York, where Notes may be:

(i) presented or surrendered for payment;

(ii) surrendered for registration of transfer or exchange;

(iii) surrendered for Conversion;

and where notices and demands to or upon the Issuer or the Parent in respect of the Notes and this Indenture maybe served.

The Issuer may at any time and from time to time vary or terminate the appointment of any such office or appoint any additional offices for any or all of such purposes; provided, however, that, until all of the Notes have been delivered to the Trustee for cancellation, or moneys sufficient to pay the principal of and premium, if any, and interest on the Notes have been made available for payment and either paid or returned to the Issuer pursuant to the provisions of Section 4.13 hereof, the Issuer will maintain in The City of New York, an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange, where Notes may be surrendered for Conversion and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer shall give prompt written notice to the Trustee, and notice to the Holders in accordance with Section 14.2 hereof, of the appointment or termination of any such agents and of the location and any change in the location of any such office or agency.

If at any time the Issuer shall fail to maintain any such required office or agency in The City of New York, or shall fail to furnish the Trustee with the address thereof, presentations and surrenders may be made at, and notices and demands may be served on, the Corporate Trust Office of the Trustee.

Section 9.3 Corporate Existence.

Subject to Article 6 hereof, the Parent and the Issuer will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises of the Parent and each Subsidiary; provided, however, that the Parent shall not be required to preserve any such right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Parent and its Subsidiaries as a whole and that the loss thereof is not disadvantageous in any material respect to the Holders.

Section 9.4 Maintenance of Properties.

The Parent will cause all properties owned by the Parent or any Subsidiary or used or held for use in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Parent may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 9.4 shall prevent the Parent from discontinuing the maintenance of any of such properties if such discontinuance is, in the judgment of the Parent, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to the Holders.

Section 9.5 Payment of Taxes and Other Claims.

The Parent will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed upon the Parent or any Subsidiary or upon the income, profits or property of the Parent or any Subsidiary and (b) all lawful claims for labor, materials and supplies, which, if unpaid, might by law become a lien upon the property of the Parent or any Subsidiary; provided, however, that the Parent shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

Section 9.6 Reports.

The Parent shall deliver to the Trustee within 15 days after it files them with the SEC copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Parent is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act; provided, however, the Parent shall not be required to deliver to the Trustee any materials for which the Parent has sought and received confidential treatment by the SEC. The Parent also shall comply with the other provisions of Section 314(a) of the TIA. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Parent’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

Section 9.7 Compliance Certificate.

The Issuer shall deliver to the Trustee, within 90 days after the end of each fiscal year of the Issuer, commencing with the fiscal year ended December 31, 2006, an Officer’s Certificate signed by two Officers of the Issuer, one of which shall be the principal executive officer, the principal financial officer or the principal accounting officer of the Issuer, stating that in the course of the performance by the signers of their duties as Officers of the Issuer, they would normally have knowledge of any failure by the Issuer to comply with all conditions, or Default by the Issuer with respect to any covenants, under this Indenture, and further stating whether or not they have knowledge of any such failure or default and, if so, specifying each such failure or Default and the nature thereof. In the event an Officer of the Issuer comes to have actual knowledge of a Default, regardless of the date, the Issuer shall deliver an Officer’s Certificate to the Trustee within five Business Days of obtaining such actual knowledge specifying such Default and the nature and status thereof.

Section 9.8 Statement by Officers as to Default.

The Issuer shall deliver to the Trustee, as soon as possible and in any event within five Business Days after the Issuer becomes aware of the occurrence of any Default or Event of Default, an Officer’s Certificate setting forth the details of such Default or Event of Default and the action which the Issuer proposes to take with respect thereto.

Section 9.9 Insurance.

The Parent will at all times keep all of its and its Subsidiaries properties which are of an insurable nature insured with insurers, believed by the Parent to be responsible, against loss or damage to the extent that property of similar character is usually so insured by corporations similarly situated and owning like properties.

ARTICLE 10

REDEMPTION AT THE OPTION OF THE ISSUER

Section 10.1 Right of Redemption.

Subject to the terms and conditions of this Article 10 and unless the Issuer elects an Auto-Conversion of the Notes pursuant to Section 12.13, if the average Closing Price of the Common Stock has exceeded 150% of the Conversion Price then in effect for at least 20 Trading Days during any 30 Trading Day period, ending within five Trading Days prior to the date of the Redemption Notice, the Issuer may elect, at its sole option, at any time after the original issuance of the Notes through the close of business on the final maturity date of the Notes, to redeem the Notes, in whole or in part, on the Redemption Date for a redemption price in cash equal to 100% of the principal amount of Notes to be redeemed (the “Redemption Price”), plus any accrued and unpaid interest (including Special Interest, if any) on the Notes redeemed to, but excluding, the Redemption Date; provided however, if the Redemption Date is prior to the one year anniversary of the Closing Date, then the Issuer shall pay in cash the interest (including Special Interest, if any) due on the Interest Payment Dates of December 30, 2006 and June 30, 2007, to the extent not already paid, to the Holders of such Notes so redeemed on such Interest Payment Dates. If the Redemption Date is after a Regular Record Date and on or prior to the corresponding Interest Payment Date, the interest payable on such Interest Payment Date shall be paid on the Redemption Date to the Holder on the Regular Record Date.

Section 10.2 Election to Redeem Notice to Trustee.

The election of the Issuer to redeem any Notes pursuant to Section 10.1 shall be evidenced by a Board Resolution. In case of any redemption at the election of the Issuer, the Issuer shall, at least ten days prior to the Redemption Date fixed by the Issuer (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Notes to be redeemed and shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Notes to be redeemed pursuant to Section 10.3.

Section 10.3 Selection by Trustee of Notes to Be Redeemed.

If less than all the Notes are to be redeemed, the particular Notes to be redeemed shall be selected not less than ten days prior to the Redemption Date by the Trustee, from the Outstanding Notes not previously called for redemption, in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, if the Notes are not listed on a national securities exchange, on a pro rata basis, by lot, or by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions of the principal of Notes; provided, however, that no such portion redemption shall reduce the prior of the principal amount of a Note not redeemed to less than $1,000.

The Trustee shall promptly notify the Issuer in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal amount of such Note which has been or is to be redeemed.

Section 10.4 Notice of Redemption.

Notice of redemption (the “Redemption Notice”) shall be given in the manner provided for in Section 14.2 not more than 30 days but not less than ten days before the Redemption Date, to each Holder of Notes to be redeemed.

All Redemption Notices shall identify the Notes to be redeemed (including CUSIP numbers) and shall state:

(1) the Redemption Date,

(2) the Redemption Price and the amount of accrued interest (including Special Interest, if any) to the Redemption Date payable as provided in Section 10.6, if any,

(3) if less than all Outstanding Notes are to be redeemed, the identification (and, in the case of a partial redemption, the principal amounts) of the particular Notes to be redeemed,

(4) in case any Notes is to be redeemed in part only, the notice which relates to such Note shall state that on and after the Redemption Date, upon surrender of such Note, the Holder will receive, without charge, a new Note or Notes of authorized denominations for the principal amount thereof remaining unredeemed,

(5) that on the Redemption Date the Redemption Price (and accrued interest and Special Interest, if any, to, but excluding, the Redemption Date payable as provided in Section 10.6) will become due and payable upon each such Note, or the portion, thereof, to be redeemed, and that interest (including Special Interest, if any) thereon will cease to accrue on and after said date;

(6) the Conversion Price then in effect, the date on which the right to convert the principal amount of the Notes to be repurchased will terminate and the place where such Notes may be surrendered for Conversion; and

(7) the place or places where such Notes are to be surrendered for payment of the Redemption Price and accrued interest and Special Interest, if any.

Notice of redemption of Notes to be redeemed at the election of the Issuer shall be given by the Issuer or, at the Issuer’s written request, by the Trustee in the name and at the expense of the Issuer.

Section 10.5 Deposit of Redemption Price.

Prior to any Redemption Date, the Issuer shall deposit with the Trustee or with a Paying Agent (or, if the Issuer is acting as its own Paying Agent, segregate and hold in trust as provided in Section 2.6) an amount of money sufficient to pay the Redemption Price of, and accrued interest and Special Interest, if any, on all the Notes which are to be redeemed on that date.

Section 10.6 Notes Payable on Redemption Date.

Redemption Notice having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified (together with accrued interest and Special Interest, if any, to, but excluding, the Redemption Date), and from and after such date (unless the Issuer shall default in the payment of the Redemption Price and accrued interest) such Notes shall cease to bear interest (including Special Interest, if any). Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Issuer at the Redemption Price, together with accrued interest and Special Interest, if any, to, but excluding, the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Notes, or on or more Predecessor Notes, registered as such at the close of business on the relevant Record Dates according to their terms and provisions of Section 2.1 hereof. If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Notes.

Section 10.7 Notes Redeemed in Part.

Any Note which is to be redeemed only in part shall be surrendered to the Trustee (with, if the Issuer or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuer and the Trustee duly executed by the Holder thereof or his attorney duly authorized in writing), and the Issuer shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Note without service charge, a new Note or Notes, containing identical terms and conditions, each in an authorized denomination in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered.

Section 10.8 Redeemed Notes to be Canceled.

All Notes subject to any redemption shall be delivered to the Trustee to be canceled at the direction of the Trustee, which shall dispose of the same as provided in Section 2.15 hereof. Failure to deliver such Notes shall not affect their automatic cancellation.

ARTICLE 11

REPURCHASE OF THE NOTES AT THE OPTION OF THE HOLDER

Section 11.1 Change of Control Repurchase Right.

In the event that a Change of Control shall occur, each Holder shall have the right (the “Change of Control Repurchase Right”), at the Holder’s option, but subject to the provisions of Section 11.2 hereof, to require the Issuer to repurchase, and upon the exercise of such right the Issuer shall repurchase, all of such Holder’s Notes, or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple thereof (provided that no single Note may be repurchased in part unless the portion of the principal amount of such Note to be Outstanding after such repurchase is equal to $1,000 or an integral multiple thereof), on the date (the “Change of Control Repurchase Date”) that is a Business Day no earlier than 30 days nor later than 60 days after the date of the Change of Control Repurchase Notice at a purchase price equal to 100% of the principal amount of the Notes to be repurchased (the “Change of Control Repurchase Price”), plus interest (including Special Interest, if any) accrued and unpaid to, but excluding, the Change of Control Repurchase Date, subject to the satisfaction by or on behalf of the Holder of the requirements set forth in Section 11.6; provided, however, that installments of interest on Notes whose Stated Maturity is prior to or on the Change of Control Repurchase Date shall be payable to the Holders of such Notes, or one or more Predecessor Notes, registered as such on the relevant Record Date according to their terms and the provisions of Section 2.1 hereof.

Subject to the fulfillment by the Issuer of the conditions set forth in Section 11.2 hereof, the Issuer may elect to pay the Change of Control Repurchase Price by delivering the number of shares of Common Stock equal to (i) the Change of Control Repurchase Price divided by (ii) 95% of the average of the Closing Prices per share of Common Stock for the five consecutive Trading Days immediately preceding and including the third Trading Day prior to the Change of Control Repurchase Date.

Section 11.2 Conditions to the Issuer’s Election to Pay the Change of Control Repurchase Price in Common Stock.

(a) The shares of Common Stock to be issued upon repurchase of Notes in connection with a Change of Control:

(1) shall not require registration under any federal securities law before such shares may be freely transferable without being subject to any transfer restrictions under the Securities Act upon repurchase or, if such registration is required, such registration shall be completed and shall become effective prior to the Change of Control Repurchase Date; and

(2) shall not require registration with, or approval of, any governmental authority under any state law or any other federal law before shares may be validly issued or delivered upon repurchase or if such registration is required or such approval must be obtained, such registration shall be completed or such approval shall be obtained prior to the Change of Control Repurchase Date.

(b) The shares of Common Stock to be listed upon repurchase of Notes hereunder are, or shall have been, approved for listing on the Nasdaq Capital Market, the Nasdaq National Market or the New York Stock Exchange or listed on another national securities exchange, in any case, prior to the Change of Control Repurchase Date.

(c) All shares of Common Stock which may be issued upon repurchase of Notes will be issued out of the Parent’s authorized but unissued Common Stock and shall, upon issue, be duly and validly issued and fully paid and nonassessable and free of any preemptive or similar rights.

(d) If any of the conditions set forth in clauses (a) through (c) of this Section 11.2 are not satisfied in accordance with the terms thereof, the Change of Control Repurchase Price shall be paid by the Issuer only in cash.

Section 11.3 Change of Control Repurchase Notices.

Prior to or on the 30th day after the occurrence of a Change of Control, the Issuer, or, at the written request and expense of the Issuer prior to or on the 30th day after such occurrence, the Trustee, shall give to all Holders of Notes notice, in the manner provided in Section 14.2 hereof, of the occurrence of the Change of Control and of the Change of Control Repurchase Right set forth herein arising as a result thereof (the “Change of Control Repurchase Notice”). The Issuer shall also deliver a copy of such notice of a Change of Control Repurchase Right to the Trustee. Each notice of a Repurchase Right shall identify the Notes to be repurchased (including applicable CUSIP numbers) and shall state:

(1) the Change of Control Repurchase Date;

(2) the date by which the Change of Control Repurchase Right must be exercised;

(3) the Change of Control Repurchase Price and accrued and unpaid interest (including Special Interest, if any), if any, and whether the Change of Control Repurchase Price shall be paid by the Issuer in cash or by delivery of shares of Common Stock;

(4) a description of the procedure which a Holder must follow to exercise a Change of Control Repurchase Right, and the place or places where such Notes are to be surrendered for payment of the Change of Control Repurchase Price and accrued and unpaid interest;

(5) that on the Change of Control Repurchase Date the Change of Control Repurchase Price and accrued and unpaid interest will become due and payable upon each such Note designated by the Holder to be repurchased, and that interest thereon (including Special Interest, if any) shall cease to accrue on and after said date;

(6) the Conversion Price then in effect (and whether such Conversion Price is a Make-Whole Conversion Price resulting from the Change of Control giving rise to such notice), the date on which the right to convert the principal amount of the Notes to be repurchased will terminate and the place where such Notes may be surrendered for Conversion;

(7) the place or places where such Notes, together with the Option of Holder to Elect Repurchase certificate included in Exhibit A annexed hereto are to be delivered for payment of the Change of Control Repurchase Price and accrued and unpaid interest (including Special Interest, if any), if any; and

(8) whether such notice constitutes a Non-Stock Change of Control Notice.

No failure of the Issuer to give the foregoing notices or defect therein shall limit any Holder’s right to exercise a Change of Control Repurchase Right or affect the validity of the proceedings for the repurchase of Notes.

If any of the foregoing provisions or other provisions of this Article 11 are inconsistent with applicable law, such law shall govern.

Section 11.4 The 2009 Repurchase Right.

(a) In the event that the Parent does not meet the New Equity Requirement set forth below in clause (b), each Holder shall have the right (the “2009 Repurchase Right”), at the Holder’s option, to require the Issuer to repurchase for cash, and upon the exercise of such right the Issuer shall repurchase, all of such Holder’s Notes, or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple thereof (provided that no single Note may be repurchased in part unless the portion of the principal amount of such Note to be Outstanding after such repurchase is equal to $1,000 or an integral multiple thereof), on September 15, 2009 (the “2009 Repurchase Date”), at a purchase price equal to 100% of the principal amount of the Notes to be repurchased (the “2009 Repurchase Price”), plus interest (including Special Interest, if any) accrued and unpaid to, but excluding, the 2009 Repurchase Date, subject to the satisfaction by or on behalf of the Holder of the requirements set forth in Section 11.6.

(b) The Issuer shall be subject to the 2009 Repurchase Right of the Holders set forth in clause (a) above if the Parent does not raise cumulatively from the date of this Indenture to the third anniversary of the date of this Indenture, $25,000,000 in new equity (the “New Equity Requirement”) through the sale of equity for cash, equity exchanges for the debt of the Parent or the Issuer, conversion of debt of the Parent or the Issuer into equity or any combination thereof. The amount of new equity raised is to be calculated based on gross cash proceeds from the issuance of equity, the face amount of debt exchanged for equity or the face amount of debt converted into equity, as applicable. For avoidance of doubt, any failure of the Parent to meet the New Equity Requirement shall not constitute a Default or an Event of Default under this Indenture.

Section 11.5 The 2009 Repurchase Notice.

Prior to or on the 20th Business Day prior to the 2009 Repurchase Date, the Issuer, or, at the written request and expense of the Issuer prior to or on the 30th Business Day prior to the 2009 Repurchase Date, the Trustee, shall give to all Holders of Notes notice, in the manner provided in Section 14.2 hereof, of the Holder’s 2009 Repurchase Right set forth herein arising as a result of the failure by the Parent to meet the New Equity Requirement (the “2009 Repurchase Notice”) and the Issuer shall also deliver a copy of such notice of a 2009 Repurchase Right to the Trustee; provided, however, that the Issuer shall not be required to give Holders the 2009 Repurchase Notice if the Parent meets the New Equity Requirement. The 2009 Repurchase Notice shall identify the Notes to be repurchased (including applicable CUSIP numbers) and shall state:

(1) the 2009 Repurchase Date;

(2) the date by which the 2009 Repurchase Right must be exercised;

(3) the 2009 Repurchase Price and accrued and unpaid interest (including Special Interest, if any), if any;

(4) a description of the procedure which a Holder must follow to exercise the 2009 Repurchase Right, and the place or places where such Notes are to be surrendered for payment of the 2009

Repurchase Price and accrued and unpaid interest (including Special Interest, if any);

(5) that on the 2009 Repurchase Date the 2009 Repurchase Price and accrued and unpaid interest (including Special Interest, if any) will become due and payable upon each such Note designated by the Holder to be repurchased, and that interest (including Special Interest, if any) thereon shall cease to accrue on and after said date;

(6) the Conversion Price then in effect, the date on which the right to convert the principal amount of the Notes to be repurchased will terminate and the place where such Notes may be surrendered for Conversion; and

(7) the place or places where such Notes, together with the Option of Holder Elect Repurchase certificate included in Exhibit A annexed hereto are to be delivered for payment of the 2009 Repurchase Price and accrued and unpaid interest (including Special Interest, if any), if any.

No failure of the Issuer to give the foregoing notices or defect therein shall limit any Holder’s right to exercise the 2009 Repurchase Right or affect the validity of the proceedings for the repurchase of Notes.

If any of the foregoing provisions or other provisions of this Article 11 are inconsistent with applicable law, such law shall govern.

Section 11.6 Method of Exercising Repurchase Right, Etc.

(a) To exercise a Repurchase Right, a Holder shall deliver to the Trustee prior to the close of business on the third Business Day immediately preceding the Repurchase Date:

(1) written notice of the Holder’s exercise of such right, which notice shall set forth the name of the Holder, the principal amount of the Notes to be repurchased (and, if any Note is to be repurchased in part, the serial number thereof, the portion of the principal amount thereof to be repurchased) and a statement that an election to exercise the Repurchase Right is being made thereby, and, in the case of the exercise of a Change of Control Repurchase Right, in the event that the Change of Control Repurchase Price shall be paid in shares of Common Stock, the name or names (with addresses) in which the certificate or certificates for shares of Common Stock shall be issued, and

(2) the Notes with respect to which the Repurchase Right is being exercised; provided, however, if the Notes are not in certificated (i.e., physical) form, Holders must provide notice of their election in accordance with the Applicable Procedures of the Depositary.

Such written notice shall be irrevocable if not withdrawn prior to the close of business on the third Business Day prior to the Repurchase Date by delivery to the Trustee of a notice of withdrawal, except that the right of the Holder to convert the Notes with respect to which the Repurchase Right is being exercised shall continue until the close of business on the Business Day immediately preceding the Repurchase Date. The Issuer shall not pay accrued and unpaid interest (including Special Interest, if any) on any such Notes so converted.

(b) In the event a Repurchase Right shall be exercised in accordance with the terms hereof, the Issuer shall pay or cause to be paid to the Trustee the Repurchase Price in cash or, in the case of the exercise of a Change of Control Repurchase Right, shares of Common Stock, as provided in Section 11.2, for payment to the Holder on the Repurchase Date or, if shares of Common Stock are to be paid, as promptly after the Change of Control Repurchase Date as practicable, and accrued and unpaid interest (including Special Interest, if any) to the Repurchase Date payable in cash with respect to the Notes as to which the Repurchase Right has been exercised; provided, however, that installments of interest that mature prior to or on the Repurchase Date shall be payable in cash to the Holders of such Notes, or one or more Predecessor Notes, registered as such at the close of business on the relevant Regular Record Date.

(c) If any Note (or portion thereof) surrendered for repurchase shall not be so paid on the Repurchase Date, the principal amount of such Note (or portion thereof, as the case may be) shall, until paid, bear interest to the extent permitted by applicable law from the Repurchase Date at the rate of interest borne by the Notes, and each Note shall remain convertible into Common Stock until the principal of such Note (or portion thereof, as the case may be) shall have been paid or duly provided for.

(d) Any Note which is to be repurchased only in part shall be surrendered to the Trustee (with, if the Issuer or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuer and the Trustee duly executed by the Holder thereof or his attorney duly authorized in writing), and the Issuer shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Note without service charge, a new Note or Notes, containing identical terms and conditions, each in an authorized denomination in aggregate principal amount equal to and in exchange for the unrepurchased portion of the principal of the Note so surrendered.

(e) Any issuance of shares of Common Stock in respect of the Change of Control Repurchase Price shall be deemed to have been effected immediately prior to the close of business on the Change of Control Repurchase Date and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such repurchase shall be deemed to have become on the Change of Control Repurchase Date the holder or holders of record of the shares represented thereby; provided, however, that any surrender for repurchase on a date when the stock transfer books of the Parent shall be closed shall constitute the Person or Persons in whose name or names the certificate or certificates for such shares are to be issued as the record holder or holders thereof for all purposes at the opening of business on the next succeeding day on which such stock transfer books are open. No payment or adjustment shall be made for dividends or distributions on any Common Stock issued upon repurchase of any Note declared prior to the Change of Control Repurchase Date.

(f) No fractions of shares of Common Stock shall be issued upon repurchase of any Note or Notes. If more than one Note shall be repurchased from the same Holder and the Change of Control Repurchase Price shall be payable in shares of Common Stock, the number of full shares which shall be issued upon such repurchase shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof) to be so repurchased. Instead of any fractional share of Common Stock which would otherwise be issued on the repurchase of any Note or Notes (or specified portions thereof), the Issuer shall pay a cash adjustment in respect of such fraction (calculated to the nearest one-100th of a share) in an amount equal to the same fraction of the Closing Price of the Common Stock as of the Trading Day preceding the Change of Control Repurchase Date.

(g) Any issuance and delivery of certificates for shares of Common Stock on repurchase of Notes shall be made without charge to the Holder of Notes being repurchased for such certificates or for any tax or duty in respect of the issuance or delivery of such certificates or the Notes represented thereby; provided, however, that neither the Parent nor the Issuer shall be required to pay any tax or duty which may be payable in respect of (i) income or (ii) any transfer involved in the issuance or delivery of certificates for shares of Common Stock in a name other than that of the Holder of the Notes being repurchased, and no such issuance or delivery shall be made unless the Persons requesting such issuance or delivery has paid to the Issuer the amount of any such tax or duty or has established, to the satisfaction of the Issuer, that such tax or duty has been paid.

(h) All Notes delivered for repurchase shall be delivered to the Trustee to be canceled at the direction of the Trustee, which shall dispose of the same as provided in Section 2.15 hereof.

ARTICLE 12

CONVERSION OF NOTES

Section 12.1 Conversion Right and Conversion Price.

Subject to and upon compliance with the provisions of this Article 12, at the option of the Holder thereof, any Outstanding Note or any portion of the principal amount thereof which is $1,000 or an integral multiple of $1,000 may be converted into duly authorized, fully paid and nonassessable shares of Common Stock, at the Conversion Price, determined as hereinafter provided, in effect at the time of Conversion. In the event the 2009 Repurchase Right is not exercised, such Conversion right shall expire at the close of business on June 30, 2010.

In the case of a Change of Control for which the Holder exercises its Change of Control Repurchase Right with respect to a Note or portion thereof, such Conversion right in respect of the Note or portion thereof shall expire at the close of business on the Business Day immediately preceding the Change of Control Repurchase Date.

In the event that the Parent does not meet the New Equity Requirement and the Holder exercises its 2009 Repurchase Right with respect to a Note or portion thereof, such Conversion right in respect of the Note or portion thereof shall expire at the close of business on the Business Day immediately preceding the 2009 Repurchase Date.

In the event that the Issuer calls any or all of the Notes for redemption pursuant to Article 10, the right in respect of the Note or portion thereof called for redemption shall expire at the close of business on the Business Day immediate preceding the Redemption Date.

The price at which shares of Common Stock shall be delivered upon Conversion (the “Conversion Price”) shall be initially equal to $1.20 per share of Common Stock. The Conversion Price shall be adjusted in certain instances as provided in Section 12.4 hereof.

Section 12.2 Exercise of Conversion Right.

To exercise the Conversion right, the Holder of any Note to be converted shall surrender such Note duly endorsed or assigned to the Issuer or in blank, at the office of any Conversion Agent, accompanied by a duly signed Conversion notice substantially in the form attached to the Note to the Issuer stating that the Holder elects to convert such Note or, if less than the entire principal amount thereof is to be converted, the portion thereof to be converted.

To the extent provided in Section 2.1 hereof, Notes surrendered for Conversion during the period from the close of business on any Regular Record Date to the opening of business on the next succeeding Interest Payment Date (except in the case of any Note whose Maturity is prior to such Interest Payment Date) shall be accompanied by wire payment of an amount equal to the interest to be received on such Interest Payment Date on the principal amount of Notes being surrendered for Conversion; provided, if the Notes are surrendered for conversion prior to the one year anniversary of the Closing Date, then the Issuer shall pay in cash the interest

(including Special Interest, if any) due on the Interest Payment Dates of December 30, 2006 and June 30, 2007, to the extent not already paid, to the Holders of such Notes so converted on such Interest Payment Dates, and such Holders need not provide the payment described in this paragraph provided, however, that, if the date the Notes are surrendered for conversion is between a Regular Record Date and the corresponding Interest Payment Date, the Issuer shall pay such interest (including Special Interest, if any) to the Holders at the close of business on the corresponding Regular Record Date.

Notes shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such Notes for Conversion in accordance with the foregoing provision, and at such time the rights of the Holders of such Notes as Holders shall cease, and the Person or Persons entitled to receive the Common Stock issuable upon Conversion shall be treated for all purposes as the record holder or holders of such Common Stock at such time. As promptly as practicable on or after the Conversion Date, the Issuer shall cause to be issued and delivered to such Conversion Agent a certificate or certificates for the number of full shares of Common Stock issuable upon Conversion, together with payment in lieu of any fraction of a share as provided in Section 12.3 hereof.

In the case of any Note which is converted in part only, upon such Conversion the Issuer shall execute and the Trustee shall authenticate and deliver to the Holder thereof, at the expense of the Issuer, a new Note or Notes of authorized denominations in aggregate principal amount equal to the unconverted portion of the principal amount of such Notes.

The Issuer hereby initially appoints the Trustee as the Conversion Agent.

Section 12.3 Fractions of Shares.

No fractional shares of Common Stock shall be issued upon Conversion of any Note or Notes. If more than one Note shall be surrendered for Conversion at one time by the same Holder, the number of full shares which shall be issued upon Conversion thereof shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof) so surrendered. Instead of any fractional share of Common Stock which would otherwise be issued upon Conversion of any Note or Notes (or specified portions thereof), the Issuer shall pay a cash adjustment in respect of such fraction (calculated to the nearest one-100th of a share) in an amount equal to the same fraction of the Closing Price of the Common Stock as of the Trading Day preceding the Conversion Date.

Section 12.4 Adjustment of Conversion Price.

The Conversion Price shall be subject to adjustments, calculated by the Issuer, from time to time as follows:

(a) In case the Parent shall hereafter pay a dividend or make a distribution to all holders of the outstanding Common Stock in shares of Common Stock, the Conversion Price in effect at the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction:

(i) the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the Record Date (as defined in Section 12.4(g) hereof) fixed for such determination, and

(ii) the denominator of which shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution.

Such reduction shall become effective immediately after the opening of business on the day following the Record Date. If any dividend or distribution of the type described in this Section 12.4(a) is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

(b) In case the outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

(c) In case the Parent shall issue rights or warrants (other than any rights or warrants referred to in Section 12.4(d) hereof) to all holders of its outstanding shares of Common Stock entitling them to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price per share (or having a Conversion price per share) less than the Current Market Price (as defined in Section 12.4(g) hereof) on the Record Date fixed for the determination of stockholders entitled to receive such rights or warrants, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect at the opening of business on the date after such Record Date by a fraction:

(i) the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the Record Date plus the number of shares which the aggregate offering price of the total number of shares so offered for subscription or purchase (or the aggregate Conversion price of the convertible securities so offered) would purchase at such Current Market Price, and

(ii) the denominator of which shall be the number of shares of Common Stock outstanding on the close of business on the Record Date plus the total number of additional shares of Common Stock so offered for subscription or purchase (or into which the convertible securities so offered are convertible).

Such adjustment shall become effective immediately after the opening of business on the day following the Record Date fixed for determination of stockholders entitled to receive such rights or warrants. To the extent that shares of Common Stock (or securities convertible into Common Stock) are not delivered pursuant to such rights or warrants, upon the expiration or termination of such rights or warrants the Conversion Price shall be readjusted to the Conversion Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of Common Stock (or securities convertible into Common Stock) actually delivered. In the event that such rights or warrants are not so issued, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Current Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants, the value of such consideration if other than cash, to be determined by the Board of Directors.

(d) In case the Parent shall, by dividend or otherwise, distribute to all holders of its Common Stock shares of any class of capital stock of the Parent (other than any dividends or distributions to which Section 12.4(a) hereof applies) or evidences of its indebtedness, cash or other assets, including securities, but excluding (1) any rights or warrants referred to in Section 12.4(c) hereof, (2) any stock, securities or other property or assets (including cash) distributed as dividends or distributions in connection with a reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance to which Section 12.11(i) hereof applies and (3) any dividends or distributions paid exclusively in cash (the securities described in foregoing are hereinafter in this Section 12.4(d) called the “securities”), then, in each such case, subject to the second succeeding paragraph of this Section 12.4(d), the Conversion Price shall be reduced so that the same shall be equal to the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the Record Date (as defined in Section 12.4(g) hereof) with respect to such distribution by a fraction:

(i) the numerator of which shall be the Current Market Price (determined as provided in Section 12.4(g) hereof) on such date less the fair market value (as determined by the Issuer’s Board of Directors, whose determination shall be conclusive and set forth in a Board Resolution) on such date of the portion of the securities so distributed applicable to one share of Common Stock (determined on the basis of the number of shares of the Common Stock outstanding on the Record Date), and

(ii) the denominator of which shall be such Current Market Price.

Such reduction shall become effective immediately prior to the opening of business on the day following the Record Date. However, in the event that the then fair market value (as so determined) of the portion of the securities so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon Conversion of a Note (or any portion thereof) the amount of securities such Holder would have received had such Holder converted such Note (or portion thereof) immediately prior to such Record Date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

If the Issuer’s Board of Directors determines the fair market value of any distribution for purposes of this Section 12.4(d) by reference to the actual or when issued trading market for any securities comprising all or part of such distribution, it must in doing so consider the prices in such market over the same period (the “Reference Period”) used in computing the Current Market Price pursuant to Section 12.4(g) hereof to the extent possible, unless the Issuer’s Board of Directors in a Board Resolution determines in good faith that determining the fair market value during the Reference Period would not be in the best interest of the Holder.

Rights or warrants distributed by the Parent to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Parent’s capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (a “Trigger Event”):

(i) are deemed to be transferred with such shares of Common Stock;

(ii) are not exercisable; and

(iii) are also issued in respect of future issuances of Common Stock,

shall be deemed not to have been distributed for purposes of this Section 12.4(d) (and no adjustment to the Conversion Price under this Section 12.4(d) will be required) until the occurrence of the earliest Trigger Event. If such right or warrant is subject to subsequent events, upon the occurrence of which such right or warrant shall become exercisable to purchase different securities, evidences of indebtedness or other assets or entitle the holder to purchase a different number or amount of the foregoing or to purchase any of the foregoing at a different purchase price, then the occurrence of each such event shall be deemed to be the date of issuance and record date with respect to a new right or warrant (and a termination or expiration of the existing right or warrant without exercise by the holder thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto, that resulted in an adjustment to the Conversion Price under this Section 12.4(d):

(1) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder of Common Stock with respect to such rights or warrant (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and

(2) in the case of such rights or warrants all of which shall have expired or been terminated without exercise, the Conversion Price shall be readjusted as if such rights and warrants had never been issued.

For purposes of this Section 12.4(d) and Sections 12.4(a) , (b) and (c) hereof, any dividend or distribution to which this Section 12.4(d) is applicable that also includes shares of Common Stock, a subdivision or combination of Common Stock to which Section 12.4(c) hereof applies, or rights or warrants to subscribe for or purchase shares of Common Stock to which Section 12.4(c) hereof applies (or any combination thereof), shall be deemed instead to be:

(1) a dividend or distribution of the evidences of indebtedness, assets, shares of capital stock, rights or warrants other than such shares of Common Stock, such subdivision or combination or such rights or warrants to which Sections 12.4(a), (b) and (c) hereof apply, respectively (and any Conversion Price reduction required by this Section 12.4(d) with respect to such dividend or distribution shall then be made), immediately followed by

(2) a dividend or distribution of such shares of Common Stock, such subdivision or combination or such rights or warrants (and any further Conversion Price reduction required by Sections 12.4(a), (b) and (c) hereof with respect to such dividend or distribution shall then be made), except:

(A) the Record Date of such dividend or distribution shall be substituted as (x) “the date fixed for the determination of stockholders entitled to receive such dividend or other distribution”, “Record Date fixed for such determinations” and “Record Date” within the meaning of Section 12.4(a) hereof, (y) “the day upon which such subdivision becomes effective” and “the day upon which such combination becomes effective” within the meaning of Section 12.4(b) hereof, and (z) as “the date fixed for the determination of stockholders entitled to receive such rights or warrants”, “the Record Date fixed for the determination of the stockholders entitled to receive such rights or warrants” and such “Record Date” within the meaning of Section 12.4(c) hereof, and

(B) any shares of Common Stock included in such dividend or distribution shall not be deemed “outstanding at the close of business on the date fixed for such determination” within the meaning of Section 12.4(a) hereof and any reduction or increase in the number of shares of Common Stock resulting from such subdivision or combination shall be disregarded in connection with such dividend or distribution.

(e) In case the Parent shall, by dividend or otherwise, distribute to all or substantially all holders of its Common Stock cash (excluding any dividend or distribution in connection with the liquidation, dissolution or winding up of the Parent, whether voluntary or involuntary), then, in such case, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect on the applicable Record Date by a fraction,

(1) the numerator of which shall be the Current Market Price on such Record Date less the full amount of cash distributed in respect of each share of Common Stock in such distribution; and

(2) the denominator of which shall be the Current Market Price on such Record Date,

such adjustment to be effective immediately prior to the opening of business on the day following the Record Date; provided that if the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon Conversion the amount of cash such Holder would have received had such Holder converted each Note on the Record Date. If such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price that would then be in effect if such dividend or distribution had not been declared.

(f) In case a tender offer made by the Parent or any of its Subsidiaries for all or any portion of the Common Stock shall expire and such tender offer (as amended upon the expiration thereof) shall require the payment to stockholders (based on the acceptance (up to any maximum specified in the terms of the tender offer) of Purchased Shares (as defined below)) of an aggregate consideration having a fair market value (as determined by the Issuer’s Board of Directors, whose determination shall be conclusive and set forth in a Board Resolution) that combined together with:

(1) the aggregate of the cash plus the fair market value (as determined by the Issuer’s Board of Directors, whose determination shall be conclusive and set forth in a Board Resolution), as of the expiration of such tender offer, of consideration payable in respect of any other tender offers, by the Parent or any of its Subsidiaries for all or any portion of the Common Stock expiring within the 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to this Section 12.4(f) has been made, and

(2) the aggregate amount of any distributions to all holders of the Parent’s Common Stock made exclusively in cash within 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to Section 12.4(e) hereof has been made, exceeds 10% of the product of the Current Market Price (determined as provided in Section 12.4(g) hereof) as of the last time (the “Expiration Time”) tenders could have been made pursuant to such tender offer (as it may be amended) times the number of shares of Common Stock outstanding (including any tendered shares) on the Expiration Time, then, and in each such case, immediately prior to the opening of business on the day after the date of the Expiration Time, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to close of business on the date of the Expiration Time by a fraction:

(i) the numerator of which shall be the number of shares of Common Stock outstanding (including any tendered shares) at the Expiration Time multiplied by the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time, and

(ii) the denominator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the “Purchased Shares”) and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) on the Expiration

Time and the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time.

Such reduction (if any) shall become effective immediately prior to the opening of business on the day following the Expiration Time. In the event that the Parent is obligated to purchase shares pursuant to any such tender offer, but the Parent is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such tender offer had not been made. If the application of this Section 12.4(f) to any tender offer would result in an increase in the Conversion Price, no adjustment shall be made for such tender offer under this Section 12.4(f).

(g) For purposes of this Section 12.4, the following terms shall have the meanings indicated:

(1) “Current Market Price” shall mean the average of the daily Closing Prices per share of Common Stock for the ten consecutive Trading Days immediately prior to the date in question; provided, however, that if:

(i) the “ex” date (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 12.4(a), (b), (c), (d), (e) or (f) hereof occurs during such ten consecutive Trading Days, the Closing Price for each Trading Day prior to the “ex” date for such other event shall be adjusted by multiplying such Closing Price by the same fraction by which the Conversion Price is so required to be adjusted as a result of such other event;

(ii) the “ex” date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 12.4(a), (b), (c), (d), (e) or (f) hereof occurs on or after the “ex” date for the issuance or distribution requiring such computation and prior to the day in question, the Closing Price for each Trading Day on and after the “ex” date for such other event shall be adjusted by multiplying such Closing Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event; and

(iii) the “ex” date for the issuance or distribution requiring such computation is prior to the day in question, after taking into account any adjustment required pursuant to clause (i) or (ii) of this proviso, the Closing Price for each Trading Day on or after such “ex” date shall be adjusted by adding thereto the amount of any cash and the fair market value (as determined by the Issuer’s Board of Directors in a manner consistent with any determination of such value for purposes of Section 12.4(d) or (f) hereof, whose determination shall be conclusive and set forth in a Board Resolution) of the evidences of indebtedness, shares of capital stock or assets being distributed applicable to one share of Common Stock as of the close of business on the day before such “ex” date.

For purposes of any computation under Section 12.4(f) hereof, the Current Market Price of the Common Stock on any date shall be deemed to be the average of the daily Closing Prices per share of Common Stock for such day and the next two succeeding Trading Days; provided, however, that if the “ex” date for any event (other than the tender offer requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 12.4(a), (b), (c), (d), (e) or (f) hereof occurs on or after the Expiration Time for the tender or exchange offer requiring such computation and prior to the day in question, the Closing Price for each Trading Day on and after the “ex” date for such other event shall be adjusted by multiplying such Closing Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event. For purposes of this paragraph, the term “ex” date, when used:

(A) with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way on the relevant exchange or in the relevant market from which the Closing Price was obtained without the right to receive such issuance or distribution;

(B) with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective, and

(C) with respect to any tender or exchange offer, means the first date on which the Common Stock trades regular way on such exchange or in such market after the Expiration Time of such offer.

Notwithstanding the foregoing, whenever successive adjustments to the Conversion Price are called for pursuant to this Section 12.4, such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of this Section 12.4 and to avoid unjust or inequitable results as determined in good faith by the Issuer’s Board of Directors.

(2) “fair market value” shall mean the amount which a willing buyer would pay a willing seller in an arm’s length transaction.

(3) “Record Date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Parent’s Board of Directors or by statute, contract or otherwise).

(h) The Issuer may make such reductions in the Conversion Price, in addition to those required by Sections 12.4(a), (b), (c), (d), (e) or (f) hereof, as the Issuer’s Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

To the extent permitted by applicable law, the Issuer from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least 20 days and the reduction is irrevocable during the period and the Issuer’s Board of Directors determines in good faith that such reduction would be in the best interests of the Issuer, which determination shall be conclusive and set forth in a Board Resolution. Whenever the Conversion Price is reduced pursuant to the preceding sentence, the Issuer shall mail to the Trustee and each Holder at the address of such Holder as it appears in the Register a notice of the reduction at least 15 days prior to the date the reduced Conversion Price takes effect, and such notice shall state the reduced Conversion Price and the period during which it will be in effect. Notwithstanding the foregoing, in no event will the Conversion Price be less than $0.8600 except to give effect to the equitable adjustments to the Conversion Price as set forth in the provisions of this Section 12.4 (other than Section 12.4(m) hereof and this Section 12.4(h)).

(i) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this Section 12.4(i) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article 12 shall be made by the Issuer and shall be made to the nearest cent or to the nearest one hundredth of a share, as the case may be. No adjustment need be made for a change in the par value or no par value of the Common Stock.

(j) In any case in which this Section 12.4 provides that an adjustment shall become effective immediately after a Record Date for an event, the Issuer may defer until the occurrence of such event (i) issuing to the Holder of any Note converted after such Record Date and before the occurrence of such event the additional shares of Common Stock issuable upon such Conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such Conversion before giving effect to such adjustment and (ii) paying to such holder any amount in cash in lieu of any fraction pursuant to Section 12.3 hereof.

(k) For purposes of this Section 12.4, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Parent but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Parent will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Parent.

(l) If the distribution date for the rights provided in the Parent’s rights agreement, if any, occurs prior to the date a Note is converted, the Holder of the Note who converts such Note after the distribution date is not entitled to receive the rights that would otherwise be attached (but for the Conversion Date) to the shares of Common Stock received upon such Conversion; provided, however, that an adjustment shall be made to the Conversion Price pursuant to Section 12.4(b) hereof as if the rights were being distributed to the common stockholders of the Parent immediately prior to such Conversion. If such an adjustment is made and the rights are later redeemed, invalidated or terminated, then a corresponding reversing adjustment shall be made to the Conversion Price, on an equitable basis, to take account of such event.

(m) Subject to Section 6.1 hereof, if a Holder elects to convert a Note within 30 days after the date of the Non-Stock Change of Control Notice in connection with a Change of Control (or in connection with a transaction that would have been a Change of Control but for the proviso contained in the definition of Change of Control in Section 1.1 hereof), except for a Change of Control resulting solely from an event described in clause 2 of the definition of Change of Control, pursuant to which 10% or more of the consideration for the Common Stock (other than cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights) in such transaction consists of cash or securities (or other property) that are not traded or scheduled to be traded immediately following such transaction on a U.S. national securities exchange or the Nasdaq National Market (a “Non-Stock Change of Control”), the Issuer will reduce the Conversion Price for the Notes converted during such 30-day period to equal the new Conversion Price (the “Make-Whole Conversion Price”) determined by reference to the table below, based on the date on which the Non-Stock Change of Control becomes effective (the “Effective Date”) and the price (the “Stock Price”) paid per share for the Common Stock in the Non-Stock Change of Control. If Holders of Common Stock receive only cash in the Non-Stock Change of Control, the Stock Price shall be the cash amount paid per share of Common Stock. Otherwise, the Stock Price shall be the volume-weighted average of the Closing Prices of the Common Stock on the five Trading Days prior to, but not including, the Effective Date.

The Stock Prices and the Make-Whole Conversion Prices set forth in the table below will be adjusted as of any date on which the Conversion Price is adjusted. On such date, the Stock Prices shall be adjusted by multiplying:

(1) the Stock Prices applicable immediately prior to such adjustment, by

(2) a fraction, the numerator of which shall be the Conversion Price as adjusted and the denominator of which shall be the

Conversion Price immediately prior to the adjustment giving rise to the Stock Price adjustment.

The following table sets forth the Make-Whole Conversion Prices for the Notes converted during the 30-day period after the date of the Non-Stock Change of Control Notice:

MAKE-WHOLE CONVERSION PRICES

	Make-Whole Conversion Prices
	Stock Price
Effective Date	$0.72	$1.20	$1.30	$1.40	$1.50	$1.60	$1.70	$1.80	$1.90	$2.00
6/30/2006	0.9076	1.1414	1.1478	1.1513	1.1545	1.1572	1.1596	1.2000	1.2000	1.2000
6/30/2007	0.8698	1.1548	1.1794	1.1945	1.2000	1.2000	1.2000	1.2000	1.2000	1.2000
6/30/2008	0.8279	1.1391	1.1685	1.1878	1.1982	1.2000	1.2000	1.2000	1.2000	1.2000
6/30/2009	0.7813	1.1307	1.1642	1.1860	1.1975	1.2000	1.2000	1.2000	1.2000	1.2000
6/30/2010	1.2000	1.2000	1.2000	1.2000	1.2000	1.2000	1.2000	1.2000	1.2000	1.2000

The exact Stock Price and Effective Date may not be set forth on the table; in which case, if the Stock Price is:

(1) between two Stock Prices on the table or the Effective Date is between two dates on the table, the Make-Whole Conversion Price will be determined by straight-line interpolation between the number of shares of additional Common Stock set forth for the higher and lower Stock Prices and the two Effective Dates, as applicable, based on a 360-day year.

(2) in excess of $2.00 per share (subject to adjustment), no decrease in the Conversion Price will be made;

(3) less than $0.72 per share (subject to adjustment), no decrease in the Conversion Price will be made.

In no event will the Conversion Price be adjusted pursuant to this Section 12.4(m) in connection with a Non-Stock Change of Control occurring on or after the later of the 2009 Repurchase Right or June 30, 2010.

The Issuer shall give notice (the “Non-Stock Change of Control Notice”) to all Holders of such Non-Stock Change of Control as part of the Change of Control Repurchase Notice in accordance with Section 11.3 hereof. Holders that convert Notes in accordance with the requirements of Section 12.2 hereof at any time after the Issuer gives the Non-Stock Change of Control Notice until the Change of Control Repurchase Date with respect to such Change of

Control will receive the benefit of the Conversion Price adjustment with respect to the securities so converted pursuant to this Section 12.4(m).

Section 12.5 Notice of Adjustments of Conversion Price.

Whenever the Conversion Price is adjusted as herein provided (other than in the case of an adjustment pursuant to the second paragraph of Section 12.4(h) for which the notice required by such paragraph has been provided), the Issuer shall promptly file with the Trustee and any Conversion Agent other than the Trustee an Officer’s Certificate setting forth the adjusted Conversion Price and showing in reasonable detail the facts upon which such adjustment is based. Promptly after delivery of such Officer’s Certificate, the Issuer shall prepare a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price and the date on which each adjustment becomes effective, and shall mail such notice to each Holder at the address of such Holder as it appears in the Register within 20 days of the effective date of such adjustment. Failure to deliver such notice shall not effect the legality or validity of any such adjustment.

Section 12.6 Notice Prior to Certain Actions.

In case at any time after the date hereof:

(1) the Parent shall declare a dividend (or any other distribution) on its Common Stock payable otherwise than in cash out of its capital surplus or its consolidated retained earnings;

(2) the Parent shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class (or of securities convertible into shares of capital stock of any class) or of any other rights;

(3) there shall occur any reclassification of the Common Stock of the Parent (other than a subdivision or combination of its outstanding Common Stock, a change in par value, a change from par value to no par value or a change from no par value to par value), or any merger, consolidation, statutory share exchange or combination to which the Parent is a party and for which approval of any shareholders of the Parent is required, or the sale, transfer or conveyance of all or substantially all of the assets of the Parent; or

(4) there shall occur the voluntary or involuntary dissolution, liquidation or winding up of the Parent or the Issuer;

the Issuer shall cause to be filed at each office or agency maintained for the purpose of Conversion of securities pursuant to Section 9.2 hereof, and shall cause to be provided to the Trustee and all Holders in accordance with Section 14.2 hereof, at least 20 days (or 10 days in any case specified in clause (1) or (2) above) prior to the applicable record or effective date hereinafter specified, a notice stating:

(A) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined, or

(B) the date on which such reclassification, merger, consolidation, statutory share exchange, combination, sale, transfer, conveyance, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, merger, consolidation, statutory share exchange, sale, transfer, dissolution, liquidation or winding up.

Neither the failure to give such notice nor any defect therein shall affect the legality or validity of the proceedings or actions described in clauses (1) through (4) of this Section 12.6.

Section 12.7 Parent to Reserve Common Stock.

The Parent shall at all times use its best efforts to reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for the purpose of effecting the Conversion of Notes, the full number of shares of fully paid and nonassessable Common Stock then issuable upon the Conversion of all Outstanding Notes.

Section 12.8 Taxes on Conversions.

Any issuance and delivery of certificates for shares of Common Stock on Conversion of Notes shall be made without charge to the converting Holder of Notes for such certificates or for any tax or duty in respect of the issuance or delivery of such certificates or the Notes represented thereby; provided, however, that neither the Parent nor the Issuer shall be required to pay any tax or duty which may be payable in respect of (i) income or (ii) any transfer involved in the issuance or delivery of certificates for shares of Common Stock in a name other than that of the Holder of the Notes being converted, and no such issuance or delivery shall be made unless the Persons requesting such issuance or delivery has paid to the Issuer the amount of any such tax or duty or has established, to the satisfaction of the Issuer, that such tax or duty has been paid.

Section 12.9 Covenant as to Common Stock.

The Parent and the Issuer covenants that all shares of Common Stock which may be issued upon Conversion of Notes will upon issue be fully paid and nonassessable and, except as provided in Section 12.8 hereof, will be free from all taxes, liens and charges with respect to the issue thereof.

Section 12.10 Cancellation of Converted Notes.

All Notes delivered for Conversion shall be delivered to the Trustee to be canceled by or at the direction of the Trustee, which shall dispose of the same as provided in Section 2.15 hereof.

Section 12.11 Effect of Reclassification, Consolidation, Merger or Sale.

If any of following events occur, namely:

(i) any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock,

(ii) any merger, consolidation, statutory share exchange or combination of the Parent with another corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, or

(iii) any sale or conveyance of the properties and assets of the Parent as, or substantially as, an entirety to any other corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then the Parent and the Issuer or the successor or purchasing corporation, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the TIA as in force at the date of execution of such supplemental indenture if such supplemental indenture is then required to so comply) providing that such Note shall be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash) which such Holder would have been entitled to receive (the “Applicable Consideration”) upon such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance had such Notes been converted into Common Stock immediately prior to such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance assuming such holder of Common Stock did not exercise its rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such merger, consolidation, statutory share exchange, sale or conveyance (provided that, if the kind or amount of securities, cash or other property receivable upon such merger, consolidation, statutory share exchange, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised (“Non-Electing Share”), then for the purposes of this Section 12.11 the kind and amount of securities, cash or other property receivable upon such merger, consolidation, statutory share exchange, sale or conveyance for each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares). Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 12. If, in the case of any such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance, the stock or other securities and assets receivable thereupon by a holder of shares of Common Stock includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Notes as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including to the extent practicable the provisions providing for the Repurchase Rights set forth in Article 11 hereof.

The Issuer shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at the address of such Holder as it appears on the Register, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

In addition, any issuer of securities included in the Applicable Consideration shall execute an amendment to the Registration Rights Agreement (to the extent any Registrable Securities (as defined therein) remain outstanding) to make the provisions thereof apply to such securities.

The above provisions of this Section shall similarly apply to successive reclassifications, mergers, consolidations, statutory share exchanges, combinations, sales and conveyances.

If this Section 12.11 applies to any event or occurrence, Section 12.4 hereof shall not apply.

Section 12.12 Responsibility of Trustee for Conversion Provisions.

The Trustee, subject to the provisions of Section 5.1 hereof, and any Conversion Agent shall not at any time be under any duty or responsibility to any Holder of Notes to determine whether any facts exist which may require any adjustment of the Conversion Price, or with respect to the nature or intent of any such adjustments when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. Neither the Trustee, subject to the provisions of Section 5.1 hereof, nor any Conversion

Agent shall be accountable with respect to the validity or value (of the kind or amount) of any Common Stock, or of any other securities or property, which may at any time be issued or delivered upon the Conversion of any Note; and it or they do not make any representation with respect thereto. Neither the Trustee, subject to the provisions of Section 5.1 hereof, nor any Conversion Agent shall be responsible for any failure of the Issuer to make any cash payment or to issue, transfer or deliver any shares of stock or share certificates or other securities or property upon the surrender of any Note for the purpose of Conversion; and the Trustee, subject to the provisions of Section 5.1 hereof, and any Conversion Agent shall not be responsible or liable for any failure of the Issuer or the Parent to comply with any of the covenants of the Issuer or the Parent contained in this Article.

Section 12.13 Auto-Conversion by the Issuer.

(a) Subject to the terms and conditions of this Section 12.13 and unless the Issuer elects to redeem the Notes pursuant to Article 10 hereof, if the average Closing Price of the Common Stock has exceeded 150% of the Conversion Price then in effect for at least 20 Trading Days during any 30 Trading Day period, ending within five Trading Days prior to the date of the Auto-Conversion Notice, the Issuer may elect, at its sole option, at any time after the original issuance of the Notes through the close of business on the final maturity date of the Notes, to convert automatically (an “Auto-Conversion”) all of the Notes or any portion of the principal amount thereof that is $1,000 or an integral multiple of $1,000 into that number of fully paid and non-assessable shares of Common Stock (as such shares shall then be constituted) obtained by dividing the principal amount of the Notes or portion thereof to be converted by the Conversion Price in effect at the time of such election, and in no event shall the Issuer be entitled to effect any Auto-Conversion of greater than fifty percent (50%) of the aggregate principal amount of the Notes issued under this Indenture during any rolling 30 Trading Day period. Any Auto-Conversion of less than all of the Notes will be made on a pro rata basis with reference to the aggregate principal amount held by all Holders of the Notes on the Auto-Conversion Date, rounded up to the amount of $1,000 in principal amount on a Holder-by-Holder basis.

(b) If the Issuer elects to effect an Auto-Conversion of all or a portion of the Notes pursuant to this Section 12.13, the Issuer, or at its request (which must be received by the Trustee at least five Business Days prior to the date the Trustee is requested to give notice as described below unless a shorter period is agreed to by the Trustee), the Trustee in the name of and at the expense of the Issuer, shall mail or cause to be mailed a notice (the “Auto-Conversion Notice”) of the Auto-Conversion not more than 30 days but not less than ten days before the Auto-Conversion Date to such Holders at their last addresses as they shall appear upon the Register. Such notice shall be irrevocable and shall be mailed by first class mail. Any notice that is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the registered Holder receives the notice. In any case, failure to duly give such notice to the Holder of any Notes designated for Auto-Conversion in whole or in part, or any defect in the notice, shall not affect the validity of the Auto-Conversion of any other Notes.

Each Auto-Conversion Notice shall state:

(1) the Auto-Conversion Date;

(2) the CUSIP number(s) of the Note(s) to be automatically converted;

(3) the place or places where such Notes are to be surrendered for Conversion; and

(4) the Conversion Price then in effect.

In case less than all of the Notes are to be Auto-Converted, the Auto-Conversion Notice shall state the portion of the principal amount thereof to be converted and shall state that on and after the Auto-Conversion Date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unconverted portion thereof will be issued.

(c) The Issuer shall pay any interest (including Special Interest, if any) accrued but not paid to, but excluding, the Auto-Conversion Date on any Notes Auto-Converted pursuant to this Section 12.13, provided, if the Auto-Conversion Date is prior to the one year anniversary of the Closing Date, then the Issuer shall pay in cash the interest (including Special Interest, if any) due on the Interest Payment Dates of December 30, 2006 and June 30, 2007, to the extent not already paid, to the Holders of such Notes so converted on such Interest Payment Dates. Such interest (including Special Interest, if any) shall be paid to the Holders of the Notes called for Auto-Conversion; provided, however, that, if the Auto-Conversion Date is between a Regular Record Date and the corresponding Interest Payment Date, the Issuer shall pay such interest (including Special Interest, if any) to the Holders at the close of business on the corresponding Regular Record Date.

(d) In the event of any Auto-Conversion, the Issuer shall issue and deliver a certificate or certificates for the number of shares of Common Stock issuable upon Auto-Conversion of the Notes along with any cash or stock due in respect of any fractional shares of Common Stock otherwise issuable upon Auto-Conversion as provided in Section 12.3 hereof for issuance and payment to the Holder as promptly after the Auto-Conversion Date as practicable in accordance with the provisions of this Article 12.

(e) All Notes subject to any Auto-Conversion shall be delivered to the Trustee to be canceled at the direction of the Trustee, which shall dispose of the same as provided in Section 2.15 hereof. Failure to deliver such Notes shall not affect their automatic cancellation.

ARTICLE 13

PARENT GUARANTEE

Section 13.1 Guarantee.

The Parent hereby irrevocably and unconditionally guarantees, as primary obligor and not as surety, to each Holder of the Notes and the Trustee the performance and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of all monetary obligations of the Issuer under this Indenture and the Notes, whether for principal of, or interest or Special Interest on, the Notes, indemnification or otherwise (including without limitation interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Issuer whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”).

The Parent waives presentation to, demand of payment from and protest to, the Issuer of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. The Parent waives notice of any default under the Notes or the Guaranteed Obligations. The obligations of the Parent hereunder shall not be affected by (a) the failure of any Holder to assert any claim or demand or to enforce any right or remedy against the Issuer or any other Person under this Indenture, the Notes or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any of them; or (e) any change in the ownership of the Issuer.

The Parent further agrees that the Parent Guarantee constitutes a Guarantee of payment when due (and not a Guarantee of collection) and waives any right to require that any resort be had by any Holder to any security held for payment of the Guaranteed Obligations.

The obligations of the Parent hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than payment of the Guaranteed Obligations in full), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of the Parent herein shall not be discharged or impaired or otherwise affected by the failure of any Holder to assert any claim or demand or to enforce any remedy under this Indenture, the Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Parent or would otherwise operate as a discharge of the Parent as a matter of law or equity.

The Parent agrees that the Parent Guarantee shall remain, in full force and effect until payment in full of all the Guaranteed Obligations. Parent further agrees that the Parent

Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any of the Guaranteed Obligations is rescinded or must otherwise be restored by any Holder upon the bankruptcy or reorganization of the Issuer or otherwise.

In furtherance of the foregoing and not in limitation of any other right which any Holder has at law or in equity against the Parent by virtue hereof, upon the failure of the Issuer to pay any of the Guaranteed Obligations when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, the Parent hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders an amount equal to the sum of (i) the unpaid amount of such Guaranteed Obligations then due and owing and (ii) accrued and unpaid interest on such Guaranteed Obligations then due and owing (but only to the extent not prohibited by law).

The Parent further agrees that, as between the Parent, on the one hand, and the Holders, on the other hand, (x) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in this Indenture for the purposes of the Parent Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby and (y) in the event of any such declaration of acceleration of such Guaranteed Obligations, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by the Parent for the purposes of the Parent Guarantee.

The Parent also agrees to pay any and all reasonable costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee or the Holders in enforcing any rights under this Section and such costs and expenses shall constitute Guaranteed Obligations entitled to the rights and benefits of the Parent Guarantee.

Section 13.2 Limitation on Liability; Termination, Release and Discharge.

(a) Any term or provision of this Indenture to the contrary notwithstanding, the maximum, aggregate amount of obligations of the Parent hereunder will be limited to an amount as will, after giving effect to all other contingent and fixed liabilities of the Parent, result in the obligations of the Parent under the Parent Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law and not otherwise being void or voidable under any similar laws affecting the rights of creditors generally.

(b) The Parent will be deemed released from all its obligations under this Indenture, and the Parent Guarantee and such Parent Guarantee will terminate upon the satisfaction and discharge of the Indenture pursuant to the provisions of Article 3 hereof.

Section 13.3 No Subrogation.

Notwithstanding any payment or payments made by the Parent hereunder, the Parent shall not be entitled to be subrogated to any of the rights of the Trustee or any Holder against the Issuer or guarantee or right of offset held by the Trustee or any Holder for the payment of the Guaranteed Obligations, nor shall the Parent seek or be entitled to seek any contribution or reimbursement from the Issuer in respect of payments made by the Parent hereunder, until all amounts owing to the Trustee and the Holders by the Issuer on account of the Guaranteed Obligations are paid in full. If any amount shall be paid to the Parent on account of such subrogation rights at any time when all of the Guaranteed Obligations shall not have been paid in full, such amount shall be held by the Parent in trust for the Trustee and the Holders, segregated from other funds of the Parent, and shall, forthwith upon receipt by the Parent, be turned over to the Trustee in the exact form received by the Parent (duly indorsed by the Parent to the Trustee, if required), to be applied against the Guaranteed Obligations.

ARTICLE 14

OTHER PROVISIONS OF GENERAL APPLICATION

Section 14.1 Trust Indenture Act Controls.

This Indenture is subject to the provisions of the TIA which are required to be part of this Indenture, and shall, to the extent applicable, be governed by such provisions.

Section 14.2 Notices.

Any notice or communication by an Obligor or the Trustee to the other is duly given if in writing (including telecopy) and delivered in person or mailed by first-class mail to the address set forth below:

(a) if to an Obligor:

Primus Telecommunications Group, Incorporated

7901 Jones Branch Drive, Suite 900

McLean, VA 22102

Attention: Thomas R. Kloster

Telecopy: (703) 902-2814

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP

333 West Wacker Drive

Chicago, IL 60606

Attention: Peter C. Krupp, Esq.

(b) if to the Trustee:

U.S. Bank National Association

Corporate Trust Services

100 Wall Street, Suite 1600

New York, New York 10005

Telecopy: (212) 361-6153

The Obligors or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication to a Holder shall be mailed by first-class mail to his address shown on the Register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in such notice or communication shall not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed or sent in the manner provided above within the time prescribed, it is duly given as of the date it is mailed, whether or not the addressee receives it, except that notice to the Trustee shall only be effective upon receipt thereof by the Trustee.

If the Issuer mails a notice or communication to Holders, it shall mail a copy to the Trustee at the same time.

Section 14.3 Communication by Holders with Other Holders.

Holders may communicate pursuant to Section 312(b) of the TIA with other Holders with respect to their rights under the Notes or this Indenture. The Issuer, the Parent, the Trustee, the Registrar and anyone else shall have the protection of Section 312(c) of the TIA.

Section 14.4 Acts of Holders of Notes.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders of Notes may be embodied in and evidenced by:

(i) one or more instruments of substantially similar tenor signed by such Holders in person or by agent or proxy duly appointed in writing;

(ii) the record of Holders of Notes voting in favor thereof, either in person or by proxies duly appointed in writing, at any meeting of Holders of Notes duly called and held in accordance with the provisions of Article 8; or

(iii) a combination of such instruments and any such record.

Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Issuer. Such instrument or instruments and record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders of Notes signing such instrument or instruments and so voting at such meeting. Proof of execution of any such instrument or of a writing appointing any such agent or proxy, or of the holding by any Person of a Note, shall be sufficient for any purpose of this Indenture and (subject to Section 5.1 hereof) conclusive in favor of the Trustee and the Issuer if made in the manner provided in this Section 14.4. The record of any meeting of Holders of Notes shall be proved in the manner provided in Section 8.6 hereof.

(b) The fact and date of the execution by any Person of any such instrument or writing may be provided in any manner which the Trustee reasonably deems sufficient.

(c) The principal amount and serial numbers of Notes held by any Person, and the date of such Person holding the same, shall be proved by the Register.

(d) Any request, demand, authorization, direction, notice, consent, election, waiver or other Act of the Holders of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

Section 14.5 Certificate and Opinion as to Conditions Precedent.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of an Obligor may be based, insofar as it relates to legal matters, upon an Opinion of Counsel, unless such officer knows, or in the exercise of reasonable care should know, that the Opinion of Counsel with respect to the matters upon which such certificate or opinion is based is erroneous. Any such Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or representations by, an officer or officers of such Obligor stating that the information with respect to such factual matters is in the possession of such Obligor, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Upon any application or request by the Issuer to the Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Trustee an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such Counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished and provided that no such Opinion of Counsel shall be required with respect to the initial issuance of Notes hereunder.

Section 14.6 Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(1) a statement that each individual signing such certificate or opinion on behalf of an Obligor has read such covenant or condition and the definitions herein relating thereto;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 14.7 Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 14.8 Successors and Assigns.

All covenants and agreements in this Indenture by an Obligor shall bind its successors and assigns, whether so expressed or not.

Section 14.9 Separability Clause.

In case any provision in this Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 14.10 Benefits of Indenture.

Nothing contained in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Holders of Notes, any benefit or legal or equitable right, remedy or claim under this Indenture.

Section 14.11 Governing Law; Waiver of Jury Trial.

THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

EACH OF THE ISSUER, THE PARENT AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 14.12 Counterparts.

This instrument may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original but all such counterparts shall together constitute but one and the same instrument.

Section 14.13 Legal Holidays.

In any case where any Interest Payment Date or Stated Maturity of any Note or the last day on which a Holder of a Note has a right to convert such Note shall not be a Business Day at any Place of Payment or Place of Conversion, then (notwithstanding any other provision of this Indenture or of the Notes) payment of interest or principal or premium, if any, or Conversion of the Notes, need not be made at such Place of Payment or Place of Conversion on such day, but may be made on the next succeeding Business Day at such Place of Payment or Place of Conversion with the same force and effect as if made on the Interest Payment Date or at the Stated Maturity or on such last day for Conversion; provided that in the case that payment is made on such succeeding Business Day, no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date or Stated Maturity, as the case may be.

Section 14.14 Recourse Against Others.

No recourse for the payment of the principal of or premium, if any, or interest (including Special Interest, if any) on any Note, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, shareholder, officer or director, as such, past, present or future, of the Parent, the Issuer or of any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance thereof and as part of the consideration for the issue thereof, expressly waived and released.

Section 14.15 Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities or communications services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed all as of the day and year first above written.

PRIMUS TELECOMMUNICATIONS HOLDING, INC., as Issuer

By:	/S/ THOMAS R. KLOSTER
Name: Thomas R. Kloster
Title: Chief Financial Officer

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED, as Guarantor

By:	/S/ JOHN F. DEPODESTA
Name: John F. DePodesta
Title: Executive Vice President

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/S/ THOMAS E. TABOR
Name: Thomas E. Tabor
Title: Vice President

EXHIBIT A

FORM OF NOTE

[FACE OF SECURITY]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”) TO PRIMUS TELECOMMUNICATIONS HOLDING, INC. (OR ITS SUCCESSOR) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, CONVERSION OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE SECURITY EVIDENCED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ACQUISITION HEREOF, THE HOLDER:

(1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT;

(2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH SECURITY EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) TO A NON-U.S. PERSON OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT, IF AVAILABLE, (E) TO AN INSTITUTIONAL INVESTOR THAT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, IF AVAILABLE, OR (F) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER; AND

(3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE SECURITY EVIDENCED HEREBY IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 2(F) ABOVE) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

A-1

PRIMUS TELECOMMUNICATIONS HOLDING, INC.

5.00% Exchangeable Senior Notes due 2009

CUSIP NO. 74163R AD 0

No.	$

PRIMUS TELECOMMUNICATIONS HOLDING, INC., a Delaware corporation (the “Issuer”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or its registered assigns, the principal sum of                                                               U.S. Dollars ($                        ) on June 30, 2010.

Interest Payment Dates: June 30 and December 30, commencing December 30, 2006

Regular Record Dates: June 15 and December 15

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

THIS SECURITY MAY BE ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”). Beginning on July 7, 2006, a Holder may, upon request, obtain from the Issuer the Security’s issue price, issue date, amount of OID and yield to maturity by contacting the Issuer representative listed in Section 14.2 of the Indenture.

IN WITNESS WHEREOF, the Issuer has caused this Security to be duly executed manually or by facsimile by its duly authorized officers.

PRIMUS TELECOMMUNICATIONS HOLDING, INC.

By:
Name:
Title:

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the 5.00% Exchangeable Senior Notes due 2009 described in the within-named Indenture.

U.S. Bank National Association, as Trustee

By:
Authorized Signatory

Dated: ,

[REVERSE OF SECURITY]

PRIMUS TELECOMMUNICATIONS HOLDING, INC.

5.00% Exchangeable Senior Notes due 2009

Capitalized terms used herein but not defined shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.	Principal and Interest.

Primus Telecommunications Holding, Inc., a Delaware corporation (the “Issuer”), promises to pay interest on the principal amount of this Security at interest rate of 5.00% (the “Interest Rate”) from the date of issuance until repayment at Maturity or repurchase. The Issuer will pay interest on this Security semiannually in arrears on June 30 and December 30 of each year (each an “Interest Payment Date”), commencing December 30, 2006.

Interest on the 5.00% Exchangeable Senior Notes due 2009 (the “Securities”) shall be computed on the basis of a 360-day year of twelve 30 day months. A Holder of any Security at the close of business on a Regular Record Date shall be entitled to receive interest on such Security on the corresponding Interest Payment Date.

Provided the Closing Price Condition is satisfied, the Issuer may elect, at the sole option of the Issuer, to pay interest, in whole or in part, in shares of Common Stock (the “Interest Payment Shares”); provided, however, that interest payments shall be payable in Interest Payment Shares only if the Issuer delivers an Interest Payment Notice indicating that the interest will be paid, in whole or in part, in Interest Payment Shares; provided, further, however, that the interest payable on the Interest Payment Dates of December 30, 2006 and June 30, 2007, shall be payable only in cash. The Issuer shall provide an Interest Payment Notice on the Interest Payment Notice Date to the Trustee and the Holders indicating that the interest shall be paid in Interest Payment Shares, and, if only paid in part, the amount of interest which shall be paid in Interest Payment Shares. The Interest Payment Notice shall also contain a certification that the Closing Price Condition has been satisfied as of the Interest Payment Notice Date. If any Interest Payment Shares are to be issued on an Interest Payment Date, then the Issuer shall issue such shares as provided in the Indenture. Interest Payment Shares shall be valued as provided in the Indenture. If any fractional share of Common Stock otherwise would be issuable as a result of the issuance Interest Payment Shares, the Issuer shall calculate and pay a cash adjustment in respect of such fraction (calculated to the nearest one-100th of a share) in an amount equal to the same fraction of the Closing Price of the Common Stock as of the Trading Day preceding the Interest Payment Date.

A Holder of any Security which is converted after the close of business on a Regular Record Date and prior to the corresponding Interest Payment Date (other than any Security whose Maturity is prior to such Interest Payment Date) shall be entitled to receive interest (including Special Interest, if any) on the principal amount of such Security, notwithstanding the Conversion of such Security prior to such Interest Payment Date. However, any such Holder which surrenders any such Security for Conversion during the period between the close of business on such Regular Record Date and ending with the opening of business on the corresponding Interest Payment Date shall be required to pay the Issuer an amount equal to the interest (including Special Interest, if any) on the principal amount of such Security so converted, which is payable by the Issuer to such Holder on such Interest Payment Date, at the time such Holder surrenders such Security for Conversion.

2.	Method of Payment.

Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name that Security (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest.

Principal of, and premium, if any, and interest payable in cash on, Global Notes will be payable to the Depositary in immediately available funds.

Principal and premium, if any, on Physical Notes will be payable at the office or agency of the Issuer maintained for such purpose, initially the Corporate Trust Office of the Trustee. Interest payable in cash on Physical Notes will be payable by (i) U.S. Dollar check drawn on a bank in The City of New York mailed to the address of the Person entitled thereto as such address shall appear in the Register, or (ii) upon written application to the Registrar not later than the relevant Record Date by a Holder of an aggregate principal amount in excess of $5,000,000, wire transfer in immediately available funds.

3.	Paying Agent and Registrar.

Initially, U.S. Bank National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuer may change the Paying Agent or Registrar without notice to any Holder.

4.	Indenture.

The Issuer issued this Security under an Indenture, dated as of June 28, 2006 (the “Indenture”), among the Issuer, Primus Telecommunications Group, Incorporated, as guarantor (the “Parent”) and U.S. Bank National Association, as trustee (the “Trustee”). The terms of the Security include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (“TIA”). This Security is subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Security and the terms of the Indenture, the terms of the Indenture shall control.

5.	Redemption.

If the average Closing Price of the Common Stock has exceeded 150% of the Conversion Price then in effect for at least 20 Trading Days during any 30 Trading Day period, ending within five Trading Days prior to the date of the Redemption Notice, the Issuer may elect, at its sole option, subject to the conditions and in accordance with the provisions of the Indenture, to redeem the Securities, in whole or in part, on the Redemption Date for the Redemption Price, plus any accrued and unpaid interest (including Special Interest, if any) on the Securities redeemed to, but excluding, the Redemption Date.

6.	Repurchase Right.

If a Change of Control occurs, the Holder of Securities, at the Holder’s option, shall have the right, subject to the conditions and in accordance with the provisions of the Indenture, to require the Issuer to repurchase the Securities (or any portion of the principal amount hereof that is at least $1,000 or an integral multiple thereof; provided that the portion of the principal amount of this Security to be Outstanding after such repurchase is at least equal to $1,000) at the Change of Control Repurchase Price in cash, plus any interest (including Special Interest, if any) accrued and unpaid to the Change of Control Repurchase Date.

Subject to the conditions provided in the Indenture, the Issuer may elect to pay the Change of Control Repurchase Price by delivering a number of shares of Common Stock equal to (i) the Change of Control Repurchase Price divided by (ii) 95% of the average of the Closing Prices per share for the five consecutive Trading Days immediately preceding and including the third Trading Day prior to the Change of Control Repurchase Date.

No fractional shares of Common Stock will be issued upon repurchase of any Securities. Instead of any fractional share of Common Stock which would otherwise be issued upon Conversion of such Securities, the Issuer shall pay a cash adjustment as provided in the Indenture.

A Change of Control Repurchase Notice will be given by the Issuer to the Holders as provided in the Indenture.

In the event that the Parent does not meet the New Equity Requirement, the Holder of Securities, at the Holder’s option, shall have the right, subject to the conditions and in accordance with the provisions of the Indenture, to require the Issuer to repurchase the Securities (or any portion of the principal amount hereof that is at least $1,000 or an integral multiple thereof; provided that the portion of the principal amount of this Security to be Outstanding after such repurchase is at least equal to $1,000) at the 2009 Repurchase Price in cash, plus any interest (including Special Interest, if any) accrued and unpaid to the 2009 Repurchase Date.

To exercise a Repurchase Right, a Holder must deliver to the Trustee a written notice as provided in the Indenture.

7.	Conversion Rights.

Subject to and upon compliance with the provisions of the Indenture, the Holder of Securities is entitled, at such Holder’s option, at any time before the close of business on the earlier of the date the 2009 Repurchase Right is exercised or June 30, 2010, to convert the Holder’s Securities (or any portion of the principal amount hereof which is $1,000 or an integral multiple thereof), at the principal amount thereof or of such portion, into duly authorized, fully paid and nonassessable shares of Common Stock of the Parent at the Conversion Price in effect at the time of Conversion.

In the case of a Change of Control for which the Holder exercises its Change of Control Repurchase Right with respect to a Security (or a portion thereof), such Conversion right in respect of the Security (or portion thereof) shall expire at the close of business on the Business Day preceding the Change of Control Repurchase Date.

In the event that the Parent does not meet the New Equity Requirement and the Holder exercises its 2009 Repurchase Right with respect to a Security or portion thereof, such Conversion right in respect of the Security or portion thereof shall expire at the close of business on the Business Day immediately preceding the 2009 Repurchase Date.

In the event that the Issuer calls any or all of the Securities for redemption pursuant to paragraph 5, the right in respect of the Security or portion thereof called for redemption shall expire at the close of business on the Business Day immediate preceding the Redemption Date.

The Conversion Price shall be initially equal to $1.20 per share of Common Stock.

The Conversion Price shall be adjusted under certain circumstances as provided in the Indenture.

To exercise the Conversion right, the Holder must surrender the Security (or portion thereof) duly endorsed or assigned to the Issuer or in blank, at the office of the Conversion Agent, accompanied by a duly signed Conversion notice to the Issuer. Any Security surrendered for Conversion during the period from the close of business on any Regular Record Date to the opening of business on the corresponding Interest Payment Date (other than any Security whose Maturity is prior to such Interest Payment Date), shall also be accompanied by payment in New York Clearing House funds or other funds acceptable to the Issuer of an amount equal to the interest payable on such Interest Payment Date on the principal amount of the Securities being surrendered for Conversion.

No fractional shares of Common Stock will be issued upon Conversion of any Securities. Instead of any fractional share of Common Stock which would otherwise be issued upon Conversion of such Securities, the Issuer shall pay a cash adjustment as provided in the Indenture.

Subject to the provisions of the Indenture, if the average Closing Price of the Common Stock has exceeded 150% of the Conversion Price then in effect for at least 20 Trading Days during any 30 Trading Day period, ending within five Trading Days prior to the date of the Auto-Conversion Notice, the Issuer may elect, at its sole option, at any time after the original issuance of the Securities through the close of business on the final maturity date of the Securities, to convert automatically all of the Securities or any portion of the principal amount thereof that is $1,000 or an integral multiple of $1,000, into that number of fully paid and non-assessable shares of Common Stock (as such shares shall then be constituted) obtained by dividing the principal amount of the Securities or portion thereof to be converted by the Conversion Price in effect at the time of such election, and in no event shall the Issuer be entitled to effect any Auto-Conversion of greater than fifty percent (50%) of the aggregate principal amount of the Securities issued under this Indenture during any rolling 30 Trading Day period. Any Auto-Conversion of less than all of the Securities will be made on a pro rata basis with reference to the aggregate principal amount held by all holders of the Securities on the Auto-Conversion Date, rounded up to the amount of $1,000 in principal amount on a holder-by-holder basis.

The Issuer shall pay any interest (including Special Interest, if any) accrued but not paid to, but excluding, the Auto-Conversion Date on any Securities Auto-Converted; provided, if the Auto-Conversion Date is prior to the one year anniversary of the Closing Date, then the Issuer shall pay any interest (including Special Interest, if any) due on the Interest Payment Dates of December 30, 2006 and June 30, 2007, to the extent not already paid, to the Holders of such Notes so converted on such Interest Payment Dates. Such interest (including Special Interest, if any) shall be paid to the Holders of the Securities called for Auto-Conversion; provided, however, that, if the Auto-Conversion Date is an Interest Payment Date, the Issuer shall pay such interest (including Special Interest, if any) to the Holders at the close of business on the corresponding Regular Record Date.

The Issuer shall mail or cause to be mailed an Auto-Conversion Notice not more than 30 days but not less than five days before the Auto-Conversion Date to such holders at their last addresses as they shall appear upon the Register. Such Auto-Conversion Notice shall be irrevocable.

8.	Guarantee.

The performance and punctual payment when due, whether at Maturity, by acceleration, by acceleration, by redemption, repurchase or otherwise, of all monetary obligations of the Issuer under this Indenture and the Securities, whether for principal of, or interest or Special Interest on, the Securities, indemnification or otherwise, are unconditionally guaranteed by Parent as set forth in the Indenture.

9.	Denominations; Transfer; Exchange.

The Securities are issuable in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000 in excess thereof. A Holder may register the transfer or exchange of Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.

In the event of Conversion or repurchase of the Securities in part only, a new Security or Securities for the unconverted or unrepurchased portion thereof will be issued in the name of the Holder hereof.

10.	Persons Deemed Owners.

The registered Holder of this Security shall be treated as its owner for all purposes.

11.	Unclaimed Money.

The Trustee and the Paying Agent shall pay to the Issuer any money held by them for the payment of principal, premium, if any, or interest (including Special Interest, if any) that remains unclaimed for two years after the date upon which such payment shall have become due. After payment to the Issuer, Holders entitled to the money must look to the Issuer for payment as general creditors unless an applicable abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

12.	Discharge Prior to Maturity.

Subject to certain conditions contained in the Indenture, the Issuer may discharge its obligations under the Securities and the Indenture if (1) all of the Outstanding Securities shall become due and payable at their scheduled Maturity within one year, and (2) the Issuer shall have deposited with the Trustee money and/or U.S. Government Obligations sufficient to pay the principal of, and premium, if any, and interest on, all of the Outstanding Securities on the date of Maturity.

13.	Amendment; Supplement; Waiver.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Securities under the Indenture at any time by the Issuer and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Outstanding Securities (or such lesser amount as shall have acted at a meeting pursuant to the provisions of the Indenture). The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security or such other Security.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and premium, if any, and interest (including Special Interest, if any) on this Security at the times, places and rate, and in the coin or currency, herein prescribed or to convert this Security (or pay cash in lieu of Conversion) as provided in the Indenture.

14.	Defaults and Remedies.

The Indenture provides that an Event of Default with respect to the Securities occurs when any of the following occurs:

(a) default in the payment of interest or Special Interest, if any, on any of the Securities when due and payable and continuance of such default for a period of 30 days; or

(b) default in the payment of principal of (or premium, if any, on) any of the Securities at its Stated Maturity, upon acceleration or otherwise; or

(c) default in the payment of principal or interest (including Special Interest, if any) on any of the Securities required to be purchased pursuant to a Repurchase Right;

(d) default in the performance or breach of any covenant or agreement of the Issuer or the Parent in this Indenture or under the Securities (other than a default in the performance, or breach, of a covenant or agreement specified in the preceding clause (a), (b) or (c)), and continuance of such default or breach for a period of 30 consecutive days after there has been given, by registered or certified mail, to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under the Indenture;

(e) there occurs with respect to any issue or issues of Indebtedness of the Parent or any Restricted Subsidiary having an outstanding principal amount of $25.0 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, (I) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled by the earlier of (x) the expiration of any applicable grace period or (y) the thirtieth day after such default; and/or (II) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended by the earlier of (x) the expiration of any applicable grace period or (y) the thirtieth day after such default;

(f) any final judgment or order (not covered by insurance) for the payment of money in excess of $25.0 million in the aggregate for all such final judgments or orders (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against the Parent or any Restricted Subsidiary and shall not be paid or discharged, and there shall be any period of 30 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $25.0 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

(g) there are certain events of bankruptcy, insolvency or reorganization of the Parent, the Issuer or any Significant Subsidiary. If an Event of Default shall occur and be continuing, the principal of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture; or

(h) the Parent Guarantee ceases to be in full force and effect (except as contemplated by the terms thereof) or any Guarantor denies or disaffirms its obligations under the Indenture.

15.	Authentication.

This Security shall not be valid until the Trustee (or authenticating agent) executes the certificate of authentication on the other side of this Security.

16.	Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors Act).

17.	CUSIP Numbers.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on this Security and the Trustee may use CUSIP numbers in notices of exchange, Conversion or redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on this Security or as contained in any notice of exchange, Conversion or redemption and reliance may be placed only on the other identification numbers placed thereon.

18.	Governing Law.

The Indenture and this Security shall be governed by, and construed in accordance with, the law of the State of New York.

19.	Successor Corporation.

In the event a successor corporation assumes all the obligations of the Issuer under this Security, pursuant to the terms hereof and of the Indenture, the Issuer will be released from all such obligations.

20.	Additional Rights of Holders of Restricted Securities

In addition to the rights provided to Holders under the Indenture, Holders of Restricted Securities shall have the rights set forth in the Registration Rights Agreement, dated as of the date of the Indenture, among the Issuer, the Parent and the holders party thereto.

ASSIGNMENT FORM

To assign this Security, fill in the form below and have your signature guaranteed: (I) or (we) assign and transfer this Security to:

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint
to transfer this Security on the books of the Issuer. The agent may substitute another to act for him.

Dated:	Your Name:

(Print your name exactly as it appears on the face of this Security)

Your Signature:

(Sign exactly as your name appears on the face of this Security)

Signature Guarantee:*

Dated:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

Signature Guarantee:

Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

CONVERSION NOTICE

TO:	PRIMUS TELECOMMUNICATIONS HOLDING, INC.

7901 Jones Branch Drive, Suite 900

McLean, Virginia 22102

The undersigned registered owner of this Security hereby irrevocably exercises the option to convert this Security, or the portion hereof (which is $1,000 principal amount or an integral multiple thereof) below designated, into shares of Common Stock in accordance with the terms of the Indenture referred to in this Security, and directs that the shares issuable and deliverable upon such conversion, together with any check in payment for fractional shares and any Securities representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares or any portion of this Security not converted are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. To the extent provided in the Indenture, any amount required to be paid to the undersigned on account of interest, accompanies this Security.

Dated:	Your Name:
(Print your name exactly as it appears on the face of this Security)

Your Signature:
(Sign exactly as your name appears on the face of this Security)

Signature Guarantee:*

Social Security or other Taxpayer Identification Number:

Principal amount to be converted (if less than all): $

Fill in for registration of shares (if to be issued) and Securities (if to be delivered) other than to and in the name of the registered holder:

_________________________________________________________________________
(Name)

_________________________________________________________________________
(Street Address)

_________________________________________________________________________
(City, State and Zip Code)

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT REPURCHASE

TO:	PRIMUS TELECOMMUNICATIONS HOLDING, INC.

7901 Jones Branch Drive, Suite 900

McLean, Virginia 22102

The undersigned registered owner of this Security hereby elects to have this Security purchased by Primus Telecommunications Holding, Inc. (the “Issuer”) pursuant to (check the appropriate box) ☐ Section 11.1 or ☐ Section 11.4 and requests and instructs the Issuer to repay the entire principal amount of this Security, or the portion thereof (which is $1,000 principal amount or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Security, together with interest accrued and unpaid to, but excluding, such date, to the registered holder hereof.

Dated:	Your Name:
(Print your name exactly as it appears on the face of this Security)

Your Signature:
(Sign exactly as your name appears on the face of this Security)

Signature Guarantee:*

Social Security or other Taxpayer Identification
Number:

Principal amount to be repurchase (if less than all): $

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES FOR PHYSICAL SECURITIES1

The following exchanges of a part of this Global Security for Physical Securities have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease (or increase)	Signature of Authorized Signatory of Trustee

[1]	This schedule should be included only if the Security is issued in global form.

EXHIBIT B

5.00% Exchangeable Senior Notes due 2009

Transfer Certificate

In connection with any transfer of any of the Securities or beneficial interest in a Global Note that is a Restricted Security within the period prior to the expiration of the holding period applicable to the sales thereof under Rule 144(k) under the Securities Act of 1933, as amended (the “Securities Act”) (or any successor provision), the undersigned registered owner or beneficial owner of this Security hereby certifies with respect to $             principal amount of the above-captioned Securities (the “Surrendered Securities”) presented or surrendered on the date hereof for registration of transfer, or for exchange or conversion where the securities issuable upon such exchange or conversion are to be registered in a name other than that of the undersigned registered or beneficial owner (each such transaction being a “transfer”), that such transfer complies with the restrictive legend set forth on the face of the Surrendered Securities for the reason checked below:

☐	A transfer of the Surrendered Securities is made to the Issuer or any subsidiaries; or

☐	The transfer of the Surrendered Securities complies with Rule 144A under the Securities Act; or

☐	The transfer of the Surrendered Securities complies with Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act; or

☐	The transfer of the Surrendered Securities is pursuant to an effective registration statement under the Securities Act; or

☐	The transfer of the Surrendered Securities is pursuant to another available exemption from the registration requirement of the Securities Act;

and unless the box below is checked, the undersigned confirms that, to the undersigned’s knowledge, such Securities are not being transferred to an “affiliate” of the Issuer as defined in Rule 144 under the Securities Act (an “Affiliate”).

☐	The transferee is an Affiliate of the Issuer.

DATE:
(If the registered owner is a corporation, partnership or fiduciary, the title of the person signing on behalf of such registered owner must be stated.)

Signature Guarantee:

Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.

B-1